UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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Amylin Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 16, 2012

Dear Stockholders:

It is my pleasure to invite you to Amylin’s 2012 Annual Meeting of Stockholders. We will hold the meeting on Tuesday, May 15, 2012, at 9:00 a.m. local time at our corporate offices located at 9360 Towne Centre Drive, San Diego, California 92121. During the annual meeting, we will discuss each item of business described in the enclosed Notice of Annual Meeting and Proxy Statement and provide a corporate overview. There will also be time for questions.

This booklet includes the Notice of Annual Meeting, Proxy Statement and our Annual Report on Form 10-K. The Proxy Statement provides information about Amylin in addition to describing the business we will conduct at the meeting.

We hope you will be able to attend the annual meeting. Whether or not you expect to attend, please vote your shares using any of the following methods: vote by telephone or the Internet, as described in the instructions you receive; complete sign and date the proxy card and return it in the prepaid envelope; or vote in person at the meeting.

Sincerely,

Daniel M. Bradbury

President and Chief Executive Officer

AMYLIN PHARMACEUTICALS, INC.

9360 Towne Centre Drive

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2012

Dear Stockholders:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Amylin Pharmaceuticals, Inc., a Delaware corporation. The meeting will be held on Tuesday, May 15, 2012 at 9:00 a.m. Pacific Time at our corporate offices located at 9360 Towne Centre Drive, San Diego, California, 92121, for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are elected.

2.	To approve an increase of 12,000,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2009 Equity Incentive Plan.

3.	To approve an increase of 2,000,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2001 Employee Stock Purchase Plan.

4.	To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

5.	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement.

6.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is March 27, 2012. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof. If you are unable to attend the annual meeting, you may listen to a webcast of it on our website, www.amylin.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be Held on May 15, 2012 at 9360 Towne Centre Drive, San Diego, California 92121:

The notice of Amylin’s 2012 annual stockholder meeting, proxy statement and other proxy materials,

and a copy of Amylin’s 2011 Annual Report are available at www.proxyvote.com.

The Board of Directors recommends that you vote FOR the proposals identified above.

By Order of the Board of Directors

Daniel M. Bradbury

President and Chief Executive Officer

San Diego, California

April 16, 2012

Whether or not you expect to attend the meeting, please vote by proxy as promptly as possible in order to ensure your representation at the meeting. You may vote by telephone or on the Internet, or if you received these proxy materials in the mail, by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Even if you have voted by proxy, you may still vote in-person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must provide a proxy issued in your name from that record holder.

AMYLIN PHARMACEUTICALS, INC.

9360 Towne Centre Drive

San Diego, California 92121

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2012

Questions and Answers

Why am I receiving these proxy materials?

You have received these proxy materials because the Board of Directors of Amylin Pharmaceuticals, Inc. is soliciting your proxy to vote at its 2012 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you can vote by telephone, on the Internet, or by completing, signing, dating and returning the proxy card in the postage-paid envelope provided.

We intend to mail this proxy statement and the accompanying proxy card on or about April 16, 2012 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 27, 2012, the record date for the annual meeting, will be entitled to vote at the annual meeting. At the close of business on the record date, there were 161,656,477 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to submit your proxy by telephone or on the Internet or by completing, signing, dating and returning your proxy card in the postage-paid envelope provided to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the record date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting.

As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I voting on?

There are five matters scheduled for a vote at the annual meeting:

•	the election of directors,

•	the approval of an increase of 12,000,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2009 Equity Incentive Plan, or the 2009 EIP,

•	the approval of an increase of 2,000,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2001 Employee Stock Purchase Plan, or the 2001 ESPP,

•

the ratification of the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, and

•	advisory approval of the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement in accordance with the Securities and Exchange Commission, or SEC, rules.

How do I vote?

For the election of directors, you may either vote “For” all nominees or you may “Withhold” your vote for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or you may abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting. Alternatively, you may vote by proxy either by telephone or on the Internet or by using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

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To vote by telephone, follow the instructions shown on the enclosed proxy card. You will be asked to provide the control number shown on the proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 14, 2012 to be counted.

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To vote on the Internet, go to www.proxyvote.com and follow the instructions on the enclosed proxy card. You will be asked to provide the control number shown on the proxy card. Your Internet vote must be received by 11:59 p.m. Eastern Time on May 14, 2012 to be counted.

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To vote using the accompanying proxy card, simply complete, sign, date and return it as promptly as possible in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote in person, come to the annual meeting and we will give you a ballot during the meeting upon your request.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions from that organization rather than from us. You may instruct your bank or broker how to vote your shares by simply completing, signing and mailing the accompanying proxy card. Alternatively, you may vote by telephone or on the Internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must provide a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Participants in the 401(k) Plan and ESOP

If you are a participant in our 401(k) plan and/or our Employee Stock Ownership Plan, or ESOP, you are receiving these proxy materials in the mail and you may vote by telephone or the Internet or by using the enclosed proxy card. Your vote will serve to direct Fidelity Management Trust Company, as trustee of our 401(k)

plan and ESOP, regarding how to vote the shares of our common stock attributable to your individual account under the 401(k) plan and ESOP. Your directions to Fidelity will be tabulated confidentially. Fidelity will vote shares as instructed by participants. Please provide voting directions to Fidelity by May 10, 2012, to help ensure that the shares attributable to your account will be voted.

Note Regarding Internet Voting

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on March 27, 2012, the record date for the annual meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed proxy card without marking any voting selections or if you vote by telephone or on the internet without indicating how you want to vote, your shares will be voted “For” the election of all nominees for director, “For” the approval of an increase in the aggregate number of shares of our common stock authorized for issuance under the 2009 EIP, “For” the approval of an increase in the aggregate number of shares of our common stock authorized for issuance under the 2001 ESPP, “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm and “For” the advisory resolution on compensation of our Named Executive Officers. If any other matter is properly presented at the meeting, one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have retained Innisfree M&A Incorporated to assist in the distribution of proxy materials and solicitation of votes for a fee not to exceed $12,500, plus reimbursement of out-of-pocket expenses.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions on each proxy card you receive to vote by telephone or the Internet or complete, sign and return each proxy card you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the applicable vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	you may submit another properly executed vote by proxy with a later date,

•	you may send a written notice that you are revoking your proxy to our Corporate Secretary at 9360 Towne Centre Drive, San Diego, California 92121, or

•	you may attend the annual meeting and vote in person (however, simply attending the annual meeting will not, by itself, revoke your proxy).

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, a stockholder proposal must be submitted in writing by December 17, 2012, to our Corporate Secretary at 9360 Towne Centre Drive, San Diego, California 92121. If you wish to submit a proposal that is not to be included in next year’s proxy materials, your proposal generally must be submitted in writing to the same address no later than January 15, 2013. Please review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions will be counted towards the vote total for each of proposals 2, 3, 4 and 5, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), that nominee will provide you with a voting instruction form. Please follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions, and include the ratification of the selection of our independent registered public accounting firm. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, which include the election of directors, the approval of the increase of 12,000,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2009 Equity Incentive Plan, the approval of the increase of 2,000,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2001 Employee Stock Purchase Plan and the advisory vote on compensation of our Named Executive Officers, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

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For the election of directors, the eleven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome. Each of the incumbent directors who is nominated for re-election at the annual meeting has tendered an irrevocable resignation from the Board that will be effective if the nominee fails to receive more “For” votes than “Withheld” votes at the annual meeting and the Board accepts such resignation.

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To be approved, the increase of 12,000,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2009 Equity Incentive Plan must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.

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To be approved, the increase of 2,000,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2001 Employee Stock Purchase Plan must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.

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To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.

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To be approved, the advisory resolution with respect to compensation of our Named Executive Officers must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by stockholders present at the meeting or by proxy. At the close of business on the record date, there were 161,656,477 shares outstanding and entitled to vote. Therefore, in order for a quorum to exist, 80,828,239 shares must be represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our Current Report on Form 8-K filed with the SEC within four business days of the annual meeting of stockholders. If the final voting results are not available within four business days after the meeting, we will provide the preliminary results in the Form 8-K and the final results in an amendment to the Form 8-K within four business days after the final voting results are known to us.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eleven members. Accordingly, there are eleven nominees for director this year: Adrian Adams; Teresa Beck; M. Kathleen Behrens; Daniel M. Bradbury; Paul N. Clark; Paulo F. Costa; Alexander Denner; Karin Eastham; James R. Gavin III; Jay S. Skyler; and Joseph P. Sullivan. Each director is to be elected at the annual meeting to serve until our 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their death, resignation or removal. Each of the nominees is currently a director of Amylin and was elected by our stockholders.

Directors are elected by a plurality of the votes present at the meeting or by proxy and entitled to vote at the meeting. The eleven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the eleven nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected and we have no reason to believe that any nominee will be unable to serve.

Each of the incumbent directors who is nominated for re-election at the 2012 Annual Meeting has tendered an irrevocable resignation from the Board that will be effective if the nominee fails to receive more “For” votes than “Withheld” votes at the 2012 Annual Meeting and the Board accepts such resignation.

We require all of our directors and nominees for director to attend our Annual Meeting of Stockholders, absent an irreconcilable conflict. Each of our eleven directors elected at our 2011 Annual Meeting of Stockholders were in attendance at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

The following is biographical information as of March 31, 2012 for each nominee for director.

Name	Age	Position
Daniel M. Bradbury	50	President, Chief Executive Officer and Director
Paulo F. Costa	61	Chairman of the Board
Adrian Adams	61	Director
Teresa Beck	57	Director
M. Kathleen Behrens, Ph.D.	59	Director
Paul N. Clark	65	Director
Alexander Denner, Ph.D.	42	Director
Karin Eastham	62	Director
James R. Gavin III, M.D., Ph.D.	66	Director
Jay S. Skyler, M.D., MACP	65	Director
Joseph P. Sullivan	69	Director

Mr. Bradbury has been our Chief Executive Officer since March 2007, serving as President since June 2006 and as Chief Operating Officer since June 2003. He has served as a director since June 2006 and serves on the Finance Committee. He previously served as Executive Vice President from June 2000 until June 2003. He joined Amylin in 1994 and has held officer-level positions in Corporate Development and Marketing during that time. Prior to joining Amylin, Mr. Bradbury spent ten years at SmithKline Beecham Pharmaceuticals, where he held a number of sales and marketing positions. He is a member of the Board of Directors of Illumina, Inc. He also serves on the RAND Health Board of Advisors and as a board member for PhRMA, BIOCOM, the Keck Graduate Institute’s Board of Trustees and the San Diego Regional Economic Development Corporation. Mr. Bradbury serves on the UCSD Rady School of Management’s Advisory Council, the University of Miami’s Innovation Corporate Advisory Council and the University of Miami’s Diabetes Research Institute Corporate Advisory Council. Based on Mr. Bradbury’s prior experience in senior management positions at Amylin, including in the areas of sales and marketing and operations, and his service on other boards of directors, the Board believes Mr. Bradbury has the appropriate set of skills to serve as a member of our Board. He received a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education.

Mr. Costa has served as a director since June 2009 and has served as Chairman of the Board of Amylin since August 2009. Since June 2009, Mr. Costa has served on the board of Macrogenics, Inc. Mr. Costa served as President and Chief Executive Officer of Novartis U.S. Corporation, a pharmaceutical and consumer health company, from October 2005 until August 2008. Previously, he served as Head of the Americas and President and Chief Executive Officer of Novartis Pharmaceutical Corporation from July 1999 to October 2005. Prior to joining Novartis, Mr. Costa worked at Johnson & Johnson for 30 years, where he served from 1993 to 1998 as President of Janssen Pharmaceutical. In 1998 he became Executive Vice President, Global Franchise Development and a member of Johnson & Johnson’s Group Operating Committee. Mr. Costa has held various sales and marketing positions and has over 20 years of general management experience, having launched in the U.S. market 10 pharmaceutical products in various therapeutic areas. Based on Mr. Costa’s diverse experience in the pharmaceutical industry, ranging from successful product development, launch and commercialization and his extensive senior management experience within the industry, the Board believes Mr. Costa has the appropriate set of skills to serve as a member of our Board. Mr. Costa earned his M.B.A. from Harvard Business School and is a graduate of the Sao Paulo School of Business Administration.

Mr. Adams has served as a director since October 2007 and serves as the chair of the Compensation and Human Resources Committee and on the Corporate Governance Committee. Since December 2011, he has served as President and Chief Executive Officer of Auxilium Pharmaceuticals, Inc., a specialty biopharmaceutical company. From September 2011 to November 2011, he served as Company Chairman and Chief Executive Officer of Neurologix, Inc., a company focused on development of multiple innovative gene therapy development programs. From February 2010 to May 2011, he served as President and Chief Executive Officer of Inspire Pharmaceuticals, Inc., a pharmaceutical company focused on developing and commercializing ophtalmic products, and as a member of Inspire’s board of directors. From March 2007, Mr. Adams served as President and, since May 2007, as Chief Executive Officer of Sepracor, Inc., a pharmaceutical company focused on central nervous system and respiratory therapies. From March 2007 to May 2007, Mr. Adams also served as Sepracor’s Chief Operating Officer. From January 2002 until March 2007, Mr. Adams served as President and Chief Executive Officer of Kos Pharmaceuticals, Inc. and from April 2001 until January 2002 as President and Chief Operating Officer. Mr. Adams served as President and Chief Executive Officer of Novartis-UK from 1999 until his tenure began at Kos. For the previous seven years, he was with SmithKline Beecham Pharmaceuticals, last serving as President and CEO of the company’s Canadian subsidiaries. Previous assignments at SmithKline Beecham included Vice President and Director of Worldwide Marketing in the U.S.; and Director and Vice President of Sales and Marketing in the United Kingdom. Mr. Adams began his career at ICI Pharmaceuticals, where he rose from research laboratory assistant to Director of Sales and Marketing. Within the past five years Mr. Adams also served on the board of directors of Inspire Pharmaceuticals, Inc., Kos Pharmaceuticals, Inc. and Sepracor, Inc. Based on Mr. Adams’ senior management experience as a Chief Executive Officer and his service on other boards of directors in the biotechnology and pharmaceutical industries, including his experience in strategic planning, and sales and marketing, the Board believes Mr. Adams has the appropriate set of skills to serve as a member of our Board. He is a graduate of the Royal Institute of Chemistry for Salford University Manchester in the United Kingdom.

Ms. Beck has served as a director since March 2007 and serves on the Audit Committee and the Compensation and Human Resources Committee. Ms. Beck is retired and has served as a director for Questar Corporation since October 1999. Within the past five years Ms. Beck also served on the board of directors of Albertsons, Inc., ICOS Pharmaceuticals, Lexmark International, Inc. and Textron, Inc. In addition, she serves as a member of the Board of Trustees of Intermountain Healthcare, The Nature Conservancy and the Nature Conservancy of Utah. From 1998 until her retirement in June 1999, Ms. Beck served as President of American Stores Company, and previously served as its Chief Financial Officer from 1993 to 1998. Prior to her appointment as Chief Financial Officer, Ms. Beck served in various finance and accounting related positions with American Stores from 1982 to 1993. Based on Ms. Beck’s service on other boards of directors and her extensive business, financial and accounting background, including her previous role as Chief Financial Officer at a publicly-held company, the Board believes Ms. Beck has the appropriate set of skills to serve as a member of our Board. Ms. Beck received a B.S. and an M.B.A. from the University of Utah.

Ms. Behrens has served as a director since June 2009 and serves on the Audit Committee and the Science and Technology Committee. From January 2003 to the present, Ms. Behrens has served as a consultant for RS Investments, an investment management and research firm, where she had been managing director from 1996 to 2002. From 2001 until January 2009, Ms. Behrens served as a member of the President’s Council of Advisors on Science and Technology where she was Chair of Council’s Subcommittee on Personalized Medicine. From 1997 to 2005, Ms. Behrens was also a director of the Board of Science, Technology and Economic Policy for the National Research Council and was a member of the Institute of Medicine Committee on New Approaches to Early Detection and Diagnosis of Breast Cancer. Within the past five years Ms. Behrens also served on the board of directors of AVI Biopharma, Inc. Based on Ms. Behrens’ extensive financial service background and experience in the biotechnology industry, including her service on many biotechnology company boards of directors, the Board believes Ms. Behrens has the appropriate set of skills to serve as a member of our Board. Ms. Behrens received a Ph.D. in Microbiology from the University of California, Davis.

Mr. Clark has served as a director since June 2009 and serves on the Risk Management and Finance Committee. Mr. Clark has served as an operating partner of Genstar Capital, a private equity investment firm, since July 2007. Prior to joining Genstar, he served as a director, Chief Executive Officer and President of Icos Corporation, a biotechnology company that was engaged in the development and commercialization of various therapeutic products, from June 1999 until January 2007 and as Chairman of the Board of Directors of Icos from February 2000 to January 2007. From 1984 to December 1998, Mr. Clark worked in various capacities for Abbott Laboratories, retiring from Abbott as Executive Vice President and as a board member. He previously served as Abbott’s Senior Vice President from 1990 to 1998 and as Vice President from 1984 to 1990. Prior to joining Abbott, he served as Vice President in sales and marketing positions with Marion Laboratories from 1983 to 1984 and in various sales, marketing and operations positions at Sandoz Pharmaceuticals from 1973 to 1983. He currently serves on the board of directors for Agilent Technologies, Inc., Catalent Pharma Solutions, Harlan Labs, and as Chairman for Cerevast Therapeutics. Based on Mr. Clark’s experience in the pharmaceutical and biotechnology industries, including his experience serving in senior management positions, sales and marketing positions and his experience leading companies in drug discovery, development and commercialization, the Board believes Mr. Clark has the appropriate set of skills to serve as a member of our Board. Mr. Clark received his M.B.A. from Dartmouth College and his B.S. in finance from the University of Alabama.

Mr. Denner has served as a director since June 2009 and serves on the Risk Management and Finance Committee and the Science and Technology Committee. From November 2011 to the present, Mr. Denner has been engaged in starting an investment management company. From August 2006 to November 2011, Mr. Denner served as Managing Director of entities affiliated with Carl C. Icahn including various private investment funds. From April 2005 to May 2006, Mr. Denner served as a portfolio manager for Viking Global Investors. Previously, he served in a variety of roles at Morgan Stanley, beginning in 1996, including as a portfolio manager of healthcare and biotechnology mutual funds. He is currently a director of Biogen Idec and Enzon Pharmaceuticals, Inc. Within the past five years Mr. Denner also served as a director at ImClone Systems, Incorporated. Based on Mr. Denner’s previous financial experience as a portfolio manager of healthcare and biotechnology mutual funds and his service on the board of directors of other biopharmaceutical companies, the Board believes Mr. Denner has the appropriate set of skills to serve as a member of our Board. Mr. Denner received an S.B. degree from the Massachusetts Institute of Technology and an M.S., M.Phil. and Ph.D. degrees from Yale University.

Ms. Eastham has served as a director since September 2005 and serves as the chair of the Audit Committee and on the Compensation and Human Resources Committee. From May 2004 to September 2008, she served as Executive Vice President and Chief Operating Officer and as a member of the Board of Trustees of the Burnham Institute for Medical Research, a non-profit corporation engaged in basic biomedical research. From April 1999 to May 2004, Ms. Eastham served as Senior Vice President, Finance, Chief Financial Officer, and Secretary of Diversa Corporation, a biotechnology company. She previously held similar positions with CombiChem, Inc., a computational chemistry company, and Cytel Corporation, a biopharmaceutical company. Ms. Eastham also held several positions, including Vice President, Finance, at Boehringer Mannheim Corporation, from 1976 to 1988. Ms. Eastham also serves as a director for Illumina, Inc., Geron Corporation and Trius Therapeutics. Within the past five years Ms. Eastham also served as director of Genoptix, Inc., SGX Pharmaceuticals, Inc. and Tercica, Inc. Based on Ms. Eastham’s extensive senior management experience in the biopharmaceutical industry, particularly in key corporate finance and accounting positions, and her service on other boards of directors, the Board believes Ms. Eastham has the appropriate set of skills to serve as a member of our Board. Ms. Eastham received a B.S. and an M.B.A. from Indiana University and is a Certified Public Accountant and a Certified Director.

Dr. Gavin has served as a director since December 2005 and serves as Chair of the Corporate Governance Committee and on the Science and Technology Committee. Dr. Gavin has been Chief Executive Officer & Chief Medical Officer of Healing Our Village, Inc., a health communications corporation, since July 2007. Since April 2012, Dr. Gavin has been Chairman of the Board of the Partnership for a Healthier America. From January 2006 to July 2007, he served as President and Chief Executive Officer of MicroIslet, Inc., a biotechnology company focused on transplant therapy for patients with diabetes, and from January 2005 to January 2006, he served as Executive Vice President for Clinical Affairs for Healing Our Village, Inc. He was President of the Morehouse School of Medicine from June 2002 to December 2004. He also serves as Clinical Professor of Medicine, Emory University School of Medicine and Clinical Professor of Medicine at the Indiana University School of Medicine.

Dr. Gavin is a member of the board of directors of Baxter International Inc. Within the past five years Dr. Gavin served as a director of Nuvelo, Inc. Dr. Gavin was Chairman of the board of directors of Equidyne Corporation from August 2001 to 2003. From 1991 to 2002, Dr. Gavin was a Senior Scientific Officer of the Howard Hughes Medical Institute. From October 2003 until October 2006, he served as National Chairman of the National Diabetes Education Program. Dr. Gavin has received numerous civic and academic awards and honors, including the “Living Legend in Diabetes Award” in 2009 from the American Association of Diabetes Educators. Based on his medical background, including his significant diabetes research and clinical expertise, his previous leadership positions with the American Diabetes Association and the National Diabetes Education Program, and his senior management and board service with other companies, the Board believes Dr. Gavin has the appropriate set of skills to serve as a member of our Board. He received his B.S. in Chemistry at Livingstone College, a Ph.D. in Biochemistry at Emory University and an M.D. at Duke University Medical School.

Dr. Skyler has served as a director since August 1999 and serves as the chair of the Science and Technology Committee. He is Professor of Medicine, Pediatrics and Psychology, in the Division of Endocrinology Diabetes and Metabolism; and Director for Clinical Research and Academic Programs at the Diabetes Research Institute; all at the University of Miami Miller School of Medicine in Florida, where he has been employed since 1976. He is also Study Chairman for the National Institute of Diabetes & Digestive & Kidney Diseases of the Type 1 Diabetes TrialNet clinical trial network, and serves on the board of directors of DexCom, Inc., and various private companies. Dr. Skyler has served as President of the American Diabetes Association and as Vice President of the International Diabetes Federation. Dr. Skyler serves on the editorial board of several diabetes and general medicine journals and the advisory panel of several pharmaceutical companies. Based on his medical background, including his significant diabetes expertise, his previous leadership positions with the American Diabetes Association and the International Diabetes Foundation, and his extensive background in the area of diabetes education and research, the Board believes Dr. Skyler has the appropriate set of skills to serve as a member of our Board. He received his B.S. from the Pennsylvania State University, his M.D. from Jefferson Medical College, and completed postdoctoral studies at Duke University Medical Center.

Mr. Sullivan has served as a director since September 2003 and serves on the Corporate Governance Committee and as the chair of the Risk Management and Finance Committee. Mr. Sullivan is currently Chairman of the Board of Advisors of RAND Health and is the former Chairman of the Board of Advisors of the UCLA Medical Center. From 2000 to 2003, Mr. Sullivan served as Chairman, Chief Executive Officer and a director of Protocare, Inc. From 1993 until November 1999, he served as Chairman, Chief Executive Officer and a director of American Health Properties, Inc. For the previous twenty years, Mr. Sullivan was an investment banker with Goldman Sachs. Mr. Sullivan currently serves on the board of directors of CIGNA Corporation (NYSE, a global health services organization), HCP, Inc. (NYSE, a real estate investment trust) and MPG Office Trust, Inc. (NYSE, a real estate investment trust). Based on his previous experience as an investment banker, particularly his extensive background in corporate finance and capital raising, his service on other boards of companies within the healthcare industry and other industries, and his healthcare policy leadership position as Chairman of the Board of Advisors of RAND Healthcare, the Board believes Mr. Sullivan has the appropriate set of skills to serve as a member of our Board. Mr. Sullivan received his M.B.A. from the Harvard Graduate School of Business Administration and his J.D. from the University of Minnesota Law School.

Background of Executives Not Listed Above

The following is biographical information as of March 31, 2012 for each of our executives not listed above.

Name	Age	Position
Mark G. Foletta	51	Senior Vice President, Finance and Chief Financial Officer
Mark J. Gergen	49	Senior Vice President, Corporate Development
Orville G. Kolterman, M.D.	64	Senior Vice President, Chief Medical Officer
Harry J. Leonhardt	55	Senior Vice President, Legal and Compliance, and Corporate Secretary
Marcea Bland Lloyd	63	Senior Vice President, Chief Administrative Officer and General Counsel
Paul G. Marshall	52	Senior Vice President, Operations
Vincent P. Mihalik	61	Senior Vice President, Sales and Marketing, and Chief Commercial Officer
Lloyd A. Rowland	55	Vice President, Chief Compliance Officer
Christian Weyer, M.D.	43	Senior Vice President, Research & Development

Mr. Foletta has served as Senior Vice President, Finance and Chief Financial Officer since March 2006 and he previously served as Vice President, Finance and Chief Financial Officer from March 2000 to March 2006. Mr. Foletta previously served as a Principal of Triton Group Management, Inc. from 1997 to 2000. From 1986 to 1997, Mr. Foletta held a number of management positions with Intermark, Inc. and Triton Group Ltd., the most recent of which was Senior Vice President, Chief Financial Officer and Corporate Secretary. From 1982 to 1986, Mr. Foletta was with Ernst & Young, most recently serving as an Audit Manager. Mr. Foletta received a B.A. in Business Economics from the University of California, Santa Barbara. He is a Certified Public Accountant and a member of the Financial Executives Institute.

Mr. Gergen has served as Senior Vice President, Corporate Development since August 2006 and previously served as Vice President of Business Development from May 2005 to August 2006. Prior to joining us, Mr. Gergen was an independent consultant to biotech and medical technology companies for strategy, financing and corporate development. From 2003 to 2005, Mr. Gergen was Executive Vice President at CardioNet, Inc. He held various positions at Advanced Tissue Sciences, Inc. from 2000 to 2003 most recently as Chief Restructuring Officer and Acting CEO. He also served as Senior Vice President, Chief Financial and Development Officer, and Vice President, Development, General Counsel and Secretary. From 1999 to 2000, Mr. Gergen was employed at Premier, Inc. and from 1994 to 1999 he held various positions with Medtronic, Inc. From 1990 to 1994 he held various legal and corporate development positions at Jostens, Inc. and from 1986 to 1990, he practiced law at various law firms. Mr. Gergen serves on the Board of Directors of a privately held company. Mr. Gergen received a B.A. in Administration from Minot State University and a J.D. from the University of Minnesota Law School.

Dr. Kolterman has served as Senior Vice President, Chief Medical Officer since June, 2010 and previously served as Senior Vice President, Research and Development from June 2008 to June 2010. He served as Senior Vice President, Development from March 2008 to May 2008. He also served as Senior Vice President, Clinical and Regulatory Affairs from August 2005 to March 2008, Senior Vice President, Clinical Affairs from February 1997 to August 2005, Vice President, Medical Affairs from 1993 to 1997, and Director, Medical Affairs from 1992 to 1993. From 1983 to 1992, he was Program Director of the General Clinical Research Center and Medical Director of the Diabetes Center at the University of California, San Diego Medical Center. Since 1989, he has been Adjunct Professor of Medicine at the University of California, San Diego. From 1978 to 1983, he was Assistant Professor of Medicine in the Endocrinology and Metabolism Division at the University of Colorado School of Medicine, Denver. He was a member of the Diabetes Control and Complications Trial Study Group and presently serves as a member of the Epidemiology of Diabetes Intervention and Complications Study. He is

also a past-president of the California Affiliate of the American Diabetes Association. Dr. Kolterman received his M.D. from Stanford University School of Medicine.

Mr. Leonhardt has served as our Senior Vice President, Legal and Compliance and Corporate Secretary since September 2011. He previously served as Vice President, Legal, Corporate Governance and Secretary from June 2010 to September 2011 and served as Vice President Legal, Deputy General Counsel from October 2008 to June 2010. He previously served as our Vice President, Chief Intellectual Property Counsel since September 2007. Prior to joining us, Mr. Leonhardt served as Senior Vice President, General Counsel and Corporate Secretary of Senomyx, Inc., a company focused on supplying ingredients to the food and beverage industry, from September 2003 to September 2007. From February 2001 to September 2003 Mr. Leonhardt was Executive Vice President, General Counsel and Corporate Secretary of Genoptix, Inc. and from July 1996 to November 2000 he served as Vice President and then Senior Vice President, General Counsel and Corporate Secretary of Nanogen, Inc. From January 1990 through June 1996 Mr. Leonhardt served in various legal and management capacities at Allergan, Inc. Prior to that Mr. Leonhardt was an attorney with Lyon & Lyon LLP in Los Angeles where he represented a number of pharmaceutical, biotechnology and consumer products companies. He also serves as a board member for BIOCOM and a Special Master through the California State Bar. Mr. Leonhardt received a B.S. in Pharmacy from the University of the Sciences and a J.D. from the University of Southern California School of Law.

Ms. Lloyd has served as our Senior Vice President, Chief Administrative Officer and General Counsel since July 2011. She previously served as Senior Vice President, Government and Corporate Affairs and General Counsel from June 2008 to July 2011 and Senior Vice President, Legal and Corporate Affairs, and General Counsel from February 2007 to June 2008. Prior to joining us, Ms. Lloyd served as Group Senior Vice President, Chief Administrative Officer, General Counsel and Secretary of VHA Inc., a network of healthcare systems and physicians, from November 2004 to February 2007. Previously, she served as VHA’s General Counsel and Secretary from May 1999 to November 2004. From 1993 to April 1999, Ms. Lloyd was Vice President and Assistant General Counsel of Medtronic Inc. and served as Medtronic’s Assistant General Counsel from 1991 to 1993. From 1978 to 1991, Ms. Lloyd held various legal positions with Medtronic. Prior to joining Medtronic, Ms. Lloyd served as counsel to Pillsbury Company and Montgomery Ward & Co. and she taught Business Law at the University of Minnesota Business School. Ms. Lloyd is past Chairperson of the Executive Leadership Foundation, a member of the board of directors for California Healthcare Institute and is an associate of the Women Business Leaders of the United States Health Care Industry Foundation. She received a B.S./B.A. from Knox College and a J.D. from Northwestern University.

Mr. Marshall has served as Senior Vice President, Operations since December 2008. He previously served as Vice President Operations from December 2006 to December 2008. Prior to joining us, he was Vice President of Corporate Manufacturing at Amgen, Inc., a biotechnology company focused on developing and delivering human therapeutics. From 2002 to 2005, Mr. Marshall served as Vice President of Recombinant Protein Manufacturing at the Bioscience Division of Baxter International. From 1999 to 2002, he was Site Head of the Baxter International Thousand Oaks facility. He joined Creative BioMolecules in 1992, first as Head of Process Development and Clinical Manufacturing and then as Head of Operations. From 1988 to 1992, Mr. Marshall held various management positions with Welgen Manufacturing Partnership (now Amgen, Rhode Island), Repligen Corporation and Damon Biotech. Mr. Marshall received a B.S. and an M.S. in Biology from the University of Massachusetts at Dartmouth and completed three years of post-graduate work concentrating in hematology and coagulation research at Brown University.

Mr. Mihalik has served as Senior Vice President, Sales and Marketing and Chief Commercial Officer since January 2009. Mr. Mihalik has over 35 years of experience across multiple commercial roles. Before joining us, Mr. Mihalik served as Vice President of Global Brand Development Diabetes and Endocrine Platform Team Leader for Lilly since 2004. Previously, he was Business Unit Head of Diabetes Care for Lilly U.S. from 2001 to 2004. From 1990 to 2001 he served in various senior management positions at other healthcare companies including Senior Vice President and General Manager for Lab Systems and Molecular Biochemical at Roche

Diagnostics Corporation, President, Diabetes Care North America at Boehringer Mannheim Group and President, Scientific Products Biomedical and General Manager, Pandex Diagnostic Research and Development Center for Baxter Healthcare Inc. He has a B.S. degree in Biology from the Pennsylvania State University and completed the Northwestern University Masters in Management-Executive Program.

Mr. Rowland has served as our Vice President, Chief Compliance Officer since June 2010. He previously served as Vice President, Governance and Compliance, Secretary, and Chief Compliance Officer from February 2007 to June 2010 and as Vice President, Legal, Secretary and General Counsel from September 2001 to February 2007. Prior to joining us, Mr. Rowland served in various positions at Alliance Pharmaceutical Corp., including as Vice President, General Counsel and Secretary, beginning in 1993. Earlier, Mr. Rowland served as Vice President and Senior Counsel, Finance and Securities, at Imperial Savings Association for four years. For the previous eight years, he was engaged in the private practice of corporate law with the San Diego, California law firm of Gray, Cary, Ames & Fry, and the Houston, Texas law firm of Bracewell & Patterson. He received a J.D. from Emory University.

Dr. Weyer has served as Senior Vice President, Research and Development since June 2010, and previously served as Vice President, Medical Development from September 2009 to June 2010. He previously served as Vice President of Corporate Development for Diabetes and Obesity from August 2008 to September 2009. Dr. Weyer has held leadership positions in Research, Clinical Development, Corporate Development, and Medical Affairs since joining Amylin in January 2001. Prior to joining us, Dr. Weyer was a Visiting Fellow with the National Institutes of Health, NIDDK, in Phoenix, AZ from 1997-2000, where he conducted clinical research on the pathophysiology of obesity and type 2 diabetes in Pima Indians. He received his MD and clinical training at the Dept. of Metabolic Disorders, WHO Collaborating Center for Diabetes Treatment and Prevention, at the University of Düsseldorf, Germany. Dr. Weyer also holds a postdoctoral master’s degree in advanced clinical research from the University of California, San Diego, and currently serves on the program’s advisory board.

Independence of the Board of Directors and its Committees and Corporate Governance

As required under NASDAQ Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable NASDAQ listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Amylin, our senior management and our independent auditors, our Board of Directors has affirmatively determined that each of Mr. Adams, Ms. Beck, Ms. Behrens, Mr. Clark, Mr. Costa, Mr. Denner, Ms. Eastham, Dr. Gavin, Dr. Skyler, and Mr. Sullivan are independent directors within the meaning of the applicable NASDAQ listing standards. Our Board of Directors has determined that Mr. Bradbury, our President and Chief Executive Officer, does not qualify as an independent director within the meaning of the applicable NASDAQ listing standards because he is an employee of the company. Relationships reviewed by our Board in making its independence determinations include: Mr. Bradbury’s and Ms. Eastham’s service together on another public company board of directors and Mr. Denner’s former status as an employee of Icahn Capital LP, which currently owns over 5% of our total common shares outstanding.

As required under applicable NASDAQ Stock Market listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board of Directors, with the exception of the Risk Management and Finance Committee, are comprised entirely of directors determined by the Board to be independent within the meaning of the applicable NASDAQ listing standards. The Risk Management and Finance Committee is not subject to any independence requirements. In addition, all members of the Compensation and Human Resources Committee are outside directors as defined by Rule 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and are non-employee directors as defined by Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended.

The Board, upon the recommendation of the Corporate Governance Committee, has adopted Corporate Governance Guidelines, a copy of which can by found on the corporate governance section of our web site, www.amylin.com. These Guidelines are intended to enhance the functioning of the Board and its committees, promote the interests of our stockholders and establish a common set of expectations as to how the Board, its various committees and individual directors should perform their functions. In particular, the Guidelines set forth the practices the Board will follow with respect to: meetings of the Board and its committees; composition of the Board and its committees; director compensation; the selection of the Chairman of the Board, our directors and our Chief Executive Officer; management succession; expectations of directors; and evaluation of the Board’s, each committee’s and each director’s performance.

Leadership Structure and Risk Oversight Function of the Board of Directors

The leadership structure of our Board consists of an independent Chairman of the Board, Mr. Costa, who oversees the Board meetings and works with our Chief Executive Officer to establish meeting agendas. The Chairman also oversees executive sessions of the Board at quarterly meetings. We believe this structure enhances the independence of our Board. As noted above, our Chief Executive Officer, Mr. Bradbury, is the only member of our Board who has not been deemed to be independent by the Board. Further, our Corporate Governance Guidelines provide that if the Chairman of the Board is ever deemed to be not independent, the Board shall elect a lead independent director to preside over executive sessions of the Board’s independent directors. The Board committees are chaired by independent directors, each of whom reports to the full Board on the activities and decisions made by the committees at Board meetings. We believe this leadership structure helps facilitate efficient decision-making and communication among our directors and fosters efficient Board functioning at regularly scheduled meetings.

Our management is primarily responsible for managing the risks we face in the ordinary course of operating our business. The Board actively oversees potential risks and our risk management activities by receiving operational and strategic presentations from management which include discussions of key risks to our business. In addition, the Board has delegated risk oversight to each of its key committees within their areas of responsibility. For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our system of disclosure controls and our internal controls over financial reporting, and risks associated with our cash investment policies. The Corporate Governance Committee assists the Board in its risk oversight function by periodically reviewing and discussing with management important compliance and quality issues. The Compensation and Human Resources Committee assists the Board in its risk oversight function by overseeing strategies with respect to our incentive compensation programs and key employee retention issues. In addition, the Risk Management and Finance Committee oversees our enterprise risk management program. We believe our Board leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s efficiency in fulfilling its oversight function with respect to different areas of our business risks and our risk mitigation practices.

Information Regarding the Board of Directors and its Committees

Our Board of Directors has five regularly-standing committees, including an Audit Committee, a Compensation and Human Resources Committee, a Corporate Governance Committee, a Risk Management and Finance Committee and a Science and Technology Committee. Each committee operates pursuant to a written charter, copies of which can be found on the corporate governance section of our web site, www.amylin.com. Each of our Board committees is required to perform an annual self-performance evaluation, which evaluation includes an evaluation of each director’s service on the board and a comparison of the performance of such committee with the requirements of its charter. The performance evaluation also includes a recommendation to the Board of any improvements to the committee’s charter deemed necessary or desirable by such committee.

The Board and each of our Board committees has the full power and authority to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or our management.

The following is membership and meeting information for each of our committees during the year ended December 31, 2011, as well as a description of each committee and its functions.

Name	Audit Committee		Compensation and Human Resources Committee		Corporate Governance Committee		Risk Management and Finance Committee		Science and Technology Committee
Adrian Adams			X	*	X
Teresa Beck	X		X
M. Kathleen Behrens, Ph.D.	X								X
Daniel M. Bradbury							X
Paul N. Clark							X
Alexander Denner, Ph.D.							X		X
Karin Eastham	X	*	X
James R. Gavin III, M.D., Ph.D.					X	*			X
Jay S. Skyler, M.D., MACP									X	*
Joseph P. Sullivan					X		X	*
Total meetings in fiscal year 2011	11		7		4		2		2

*	Current Committee Chairperson

Audit Committee

The Audit Committee has been established in accordance with Section 3 of the Securities and Exchange Act of 1934, as amended, and reviews our corporate accounting and financial reporting process on behalf of the Board. The Audit Committee has the sole authority to appoint, retain or terminate our independent auditors; approves in advance all audit and permissible non-audit services to be provided to us by our independent auditors; oversees the independence of our independent auditors; evaluates our independent and internal auditors’ performance; oversees and evaluates management’s assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year; oversees and evaluates our accounting and financial controls; receives and considers our independent auditors’ comments as to accounting and financial controls; discusses with management and our independent auditors the results of the annual audit and our annual financial statements; discusses with management and our independent auditors, as applicable, the results of our independent auditors’ interim review of our quarterly financial statements, as well as our earnings press releases; and approves all related-party transactions that are required to be disclosed by applicable laws, rules or regulation.

Our Board of Directors has determined that each of Ms. Beck, Ms. Behrens and Ms. Eastham qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of the directors’ knowledge and experience based on a number of factors, including their formal education and prior work experience. Each Audit Committee member is independent as defined in applicable NASDAQ listing standards and SEC regulations.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee, or the Compensation Committee, assists the Board in fulfilling its responsibilities in connection with the compensation of our directors, officers, employees and certain consultants. It performs this function by establishing and overseeing the administration of our compensation policies for our senior management; reviewing and approving strategies for attracting, developing and motivating management and employees; recommending to the Board the approval of compensation plans and programs, including various incentive compensation, retirement and other benefit plans; and administering or overseeing approved plans or programs. The Compensation Committee also develops a succession plan for our Chief Executive Officer and other key executives and produces an annual report with respect to the Compensation Discussion and Analysis included in this proxy statement. To the extent permitted under Delaware General Corporate Law, the Compensation Committee has the authority to delegate its duties and responsibilities to subcommittees as it deems necessary and advisable.

The Compensation Committee has retained Radford, a division of Aon Hewlitt, as an independent consultant to provide advice on matters related to executive and board compensation and evaluating executive compensation programs. The consultant reports to and acts at the direction of the Compensation Committee. Either the Compensation Committee or its designee, the Senior Vice President, Chief Administrative Officer and General Counsel, instruct the consultant with respect to its duties. These duties include preparing competitive compensation analyses and assisting the Compensation Committee with identifying and selecting our group of peer companies listed in the Compensation Discussion and Analysis. The consultant also regularly participates in Compensation Committee meetings and advises the Compensation Committee with respect to compensation trends and prevalent practices. Along with the consultant, our Chief Executive Officer and our Senior Vice President, Chief Administrative Officer and General Counsel, assist the Compensation Committee in reaching compensation decisions with respect to the Named Executive Officers other than themselves.

In our last completed fiscal year, we paid the consultant approximately $90,000 to advise the Compensation Committee regarding the amount and form of executive and director compensation. We also paid the consultant for travel expenses, and for other requests for their services such as subscription fees for compensation, benefit and benchmark surveys we purchase from the consultant and for valuation support to facilitate our accounting for stock-based compensation totaling approximately $22,000. The consultant is a division of Aon Hewlitt. During our last completed fiscal year, we paid affiliates of Aon approximately $105,000 for product liability insurance commissions and for service fees paid in connection with our self-insurance program. The decision to engage the compensation consultant and its affiliate for these additional services was made by management and, due to the nature of the services provided, was not approved by the Compensation Committee or the Board.

In consultation with the Board, the Compensation Committee conducts annual reviews of the performance of our Chief Executive Officer and establishes his compensation. The Compensation Committee also reviews and makes recommendations to the full Board with respect to director compensation. In consultation with management, the Compensation Committee recommends to the Board annual corporate objectives to serve as guidance in making awards under our cash bonus plans and makes recommendations to the Board regarding our overall achievement of those objectives. Additional information regarding the Compensation Committee can be found in the Compensation Discussion and Analysis. Each Compensation Committee member is independent as defined in applicable NASDAQ listing standards and SEC regulations.

Corporate Governance Committee

The Corporate Governance Committee administers the process for determining the selection of candidates for the Board; assesses the composition, operations and performance of the Board and the performance and independence of each director; periodically reviews and assesses our corporate governance guidelines and their application and recommends any changes deemed appropriate to the Board for its consideration; oversees and administers our corporate governance functions on behalf of the Board; oversees and administers compliance matters to the extent such activities are not delegated to other committees; recommends any changes considered appropriate in the authority, operations, charter, number or membership of the Board or any committee; evaluates the need and, if necessary, develops and institutes a plan or program for the continuing education of our directors; and oversees and reviews with management and the Board the adequacy of, and monitors compliance with, our Code for Shared Business Conduct and related conduct and ethics policies. In addition to its Board nominating role, the Corporate Governance Committee assists the Board in working to assure that Amylin operates with proper corporate governance principles and practices.

The Corporate Governance Committee is responsible for determining the Board’s slate of director nominees for election to our Board and the individuals to fill vacancies on our Board occurring between annual meetings of stockholders. The Corporate Governance Committee will, at least on an annual basis, consider the mix of skills and experience that the then-current directors bring to the Board to assess whether the Board has the necessary membership and resources to perform its oversight function effectively. The qualifications of any non-incumbent director candidates brought to the attention of the Corporate Governance Committee by directors, management, stockholders or third parties will be evaluated from time to time in light of the Corporate Governance Committee’s determination of the Board’s needs, and under the same criteria as set forth below. Stockholders wishing to suggest candidates to the Corporate Governance Committee for consideration as directors must submit a written notice to our Board, who will provide it to the Corporate Governance Committee. The address for our Board can be found in this proxy statement under the caption “Stockholder Communications with the Board of Directors” or in the corporate governance section of our website at www.amylin.com. Our Bylaws set forth the procedures a stockholder must follow to nominate candidates for director. Certain elements of these procedures are described in this proxy statement under the caption “When are stockholder proposals due for next year’s annual meeting?” The Corporate Governance Committee does not distinguish between nominees suggested by stockholders and other nominees.

In evaluating the suitability of potential candidates for Board membership, the Corporate Governance Committee takes into account many factors, including whether the potential nominee meets requirements for independence; the individual’s personal qualities and characteristics, accomplishments and reputation in the business community; the potential candidate’s current knowledge and contacts in the communities in which Amylin does business and in Amylin’s industry or other industries relevant to Amylin’s business; the individual’s ability and willingness to commit adequate time to Board and committee matters; and the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to the needs of Amylin. The Board has adopted Corporate Governance Guidelines stating that the Corporate Governance Committee will consider the need for the Board to have a diversity of viewpoints, background, experience and other factors when considering nominees to serve on the Board. The Corporate Governance Committee annually reviews each director’s skills and areas of expertise in addition to their diverse backgrounds and experiences in order to recommend a slate of directors that has the requisite skills and diversity of viewpoints required to effectively fulfill the duties and responsibilities of our Board. The Corporate Governance Committee has not established any specific minimum qualification standards for nominees to the Board. Each Corporate Governance Committee member is independent as defined in applicable NASDAQ listing standards and SEC regulations.

Risk Management and Finance Committee

The Risk Management and Finance Committee assists the Board in matters relating to our capital-raising and other financing activities and other risk management activities. The Risk Management and Finance Committee considers the ongoing financing needs of Amylin; considers alternative financing mechanisms available to Amylin; makes recommendations to the Board regarding the implementation of appropriate financing mechanisms; and undertakes any other duties or responsibilities expressly delegated to the Risk Management and Finance Committee by the Board from time to time. The Risk Management and Finance Committee charter requires that it consists of at least three directors, one of whom shall be our Chief Executive Officer.

Science and Technology Committee

The Science and Technology Committee assists the Board in fulfilling its oversight responsibilities relating to: (i) our research and development and technology strategies and initiatives; (ii) significant trends in science and technology and the potential impact of such trends on our business and operations; and (iii) ongoing protection of our intellectual property and oversight of lifecycle management strategies. The Science and Technology Committee periodically reviews, evaluates and reports to the Board on our pipeline of research and development programs and our research and development strategies and goals. The Science and Technology Committee charter requires that the committee be comprised of at least two directors and that a majority of the committee must have scientific research or drug development expertise.

Meetings of the Board of Directors and Board and Committee Member Attendance

Our Board of Directors met ten times during 2011. Each incumbent Board member attended seventy-five percent or more of the aggregate of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she served as a director except for Mr. Clark, who attended sixty-seven percent of such meetings due to conflicting commitments.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the Board may do so by writing to the Board of Directors, Attn: Corporate Secretary, 9360 Towne Centre Drive, San Diego, California 92121. The Corporate Governance Committee has established procedures for the handling of communications from stockholders and directed our Corporate Secretary to act as their agent in processing any communications received. Concerns relating to our accounting controls or auditing matters will be referred to the Chair of the Audit Committee. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees are to be forwarded by our Corporate Secretary to our independent directors. Communications that relate to matters that are within the responsibility of one of our Board committees are also to be forwarded by our Corporate Secretary to the chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities are to be sent to the appropriate member of management. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code for Shared Business Conduct that applies to all of our officers, directors and employees. The Code for Shared Business Conduct is available on our website at www.amylin.com. If we make any substantive amendments to the Code for Shared Business Conduct or grant any waiver from a provision of the Code for Shared Business Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by NASDAQ listing standards or applicable law.

PROPOSAL 2

APPROVAL OF AMENDMENT OF THE 2009 EQUITY INCENTIVE PLAN

Our 2009 Equity Incentive Plan, or the 2009 EIP, was adopted by the Board on March 4, 2009, subject to stockholder approval, which was subsequently obtained. The 2009 EIP is the successor to and continuation of our 2001 Equity Incentive Plan, which we refer to as the Prior Plan for purposes of this Proposal 2 and as the 2001 EIP elsewhere in this proxy statement, which in turn was the successor to and continuation of our 1991 Stock Option Plan, or the 1991 Option Plan. The 2009 EIP initially included a reserve of (i) 5,000,000 shares, plus (ii) the number of shares that remained available for issuance under the Prior Plan as of the effective date of the 2009 EIP, plus (iii) the number of shares subject to any stock awards that were outstanding under the Prior Plan and the 1991 Option Plan that expired or were terminated or cancelled following the effective date of the 2009 EIP. All outstanding stock awards granted under the Prior Plan continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the Prior Plan. As of March 27, 2012, there are no outstanding stock awards under the 1991 Option Plan.

This Proposal 2 seeks an increase in the number of shares authorized for issuance under the 2009 EIP by 12,000,000 shares. The share reserve in the 2009 EIP, determined at any time, will also automatically be increased without any further action by the Board or stockholders by an amount equal to the number of shares of our common stock subject to any outstanding stock option granted under the Prior Plan that expire or are terminated or cancelled. Following March 27, 2012, such increase to the 2009 EIP share reserve cannot exceed a total increase of 12,114,365 shares, which number represents the total number of options that remained unexercised and outstanding under the Prior Plan as of March 27, 2012 (no awards other than these options were outstanding under the Prior Plan as of that date). Because the shares of our commons stock subject to such expired, terminated or cancelled options under the Prior Plan were authorized to be transferred to the 2009 EIP by stockholders, the 2009 EIP’s share reserve consists entirely of shares that have been previously approved by our stockholders. In addition, if awards granted under the 2009 EIP expire or otherwise terminate without being exercised, the shares of our common stock not acquired pursuant to such awards again become available for issuance under the 2009 EIP.

If this Proposal 2 is approved, the total number of shares that may be issued under the 2009 EIP following its approval may not exceed in the aggregate 28,087,064 shares, plus the number of shares subject to any outstanding stock awards previously granted under the 2009 EIP that expire or terminate prior to issuance and would otherwise be returned to the share reserve under the 2009 EIP. The 28,087,064 shares reserve number consists of: (i) 3,972,699 shares available for future grant under the 2009 EIP as of March 27, 2012, (ii) 12,000,000 shares approved by our stockholders pursuant to this Proposal 2 and (iii) up to 12,114,365 shares subject to stock awards previously granted and outstanding under the Prior Plan as of March 27, 2012 that may be returned to the 2009 EIP share reserve upon expiration, termination or cancellation of such stock awards.

As of March 27, 2012, 3,972,699 shares were available for future grant under the 2009 EIP. As of March 27, 2012, 19,385,236 shares were subject to outstanding stock options awards with a weighted average exercise price of $22.15 and a weighted average remaining life of 4.26 years, and 1,557,909 shares were subject to outstanding awards other than stock options or stock appreciation rights. As of the March 27, 2012 record date, a total of 161,656,477 shares of our common stock were outstanding.

The approval of the 2009 EIP will allow us to continue to grant stock options and other awards at levels determined appropriate by the Board. Accordingly, the 2009 EIP will allow us to utilize a broad array of equity incentives in order to secure and retain the services of our employees, consultants and directors, and to provide incentives for such persons to exert maximum efforts for our success or the success of our affiliates.

Stockholders are requested in this Proposal 2 to approve the amendment to the 2009 EIP to increase by 12,000,000 shares the number of shares of our common stock authorized for issuance under the 2009 EIP. To be approved, this Proposal 2 must receive a “For” vote from the majority of shares present and entitled to vote in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE 2009 EQUITY INCENTIVE PLAN.

The essential features of the 2009 EIP, as amended, are outlined below. Please note that the description of the essential features of the 2009 EIP is qualified in its entirety by reference to the copy of the 2009 EIP, as amended, attached hereto as Appendix A.

General

The 2009 EIP provides for the grant of incentive stock options, nonstatutory stock options and restricted stock awards, referred to collectively as awards. Incentive stock options granted under the 2009 EIP are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 2009 EIP are not intended to qualify as incentive stock options under the Code. See “— Federal Income Tax Information” for a discussion of the tax treatment of awards.

Purpose

The Board adopted the 2009 EIP to provide a means by which our employees, directors and consultants may be given an opportunity to purchase our stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for our success. All of our approximately 1,300 employees, directors and consultants are eligible for awards under the 2009 EIP.

Administration

The terms of the 2009 EIP provide that it be administered by the Board, which has delegated this responsibility to the Compensation and Human Resources Committee. Subject to the provisions of the 2009 EIP, the Compensation and Human Resources Committee has the power to construe and interpret the 2009 EIP and to determine the persons to whom and the dates on which awards will be granted, the number of shares of our common stock subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. As used below with respect to the 2009 EIP, the “Board” refers to the Compensation and Human Resources Committee, as well as to the Board itself.

Eligibility

Incentive stock options may be granted under the 2009 EIP only to our employees (including officers). Our new and existing employees (including officers), directors, and consultants are eligible to receive all other types of awards under the 2009 EIP.

No incentive stock option may be granted under the 2009 EIP to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of our total combined voting power, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of our common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2009 EIP and all other such Amylin plans) may not exceed $100,000.

No employee may be granted options under the 2009 EIP exercisable for more than 1,000,000 shares of our common stock during any calendar year. This restriction is referred to as the Section 162(m) Limitation.

Stock Subject to the 2009 EIP

Subject to stockholder approval of Proposal 2, an aggregate of 15,972,699 shares of our common stock will be authorized for future issuance in the 2009 EIP, plus the amount of any additional automatic increases to the share reserve in connection with expired, terminated or cancelled options under the Prior Plan as described above. The number of shares available for issuance under the 2009 EIP shall be reduced by (i) one share for each share of common stock issuable pursuant to an option grant, and (ii) 1.50 shares for each share of common stock issued pursuant to a restricted stock award. Our 2003 Non-Employee Directors’ Plan provides for automatic grants of nonstatutory stock options and restricted stock awards to our non-employee directors in the amounts and at the times stated in the 2003 Non-Employee Directors’ Plan. All shares of our common stock issuable upon exercise of options or vesting of restricted stock awards granted pursuant to the 2003 Non-Employee Directors’ Plan will be issued out of the shares reserved for issuance under the 2009 EIP. Accordingly, to the extent options and restricted stock awards are granted pursuant to the 2003 Non-Employee Directors’ Plan, the shares of our common stock available for issuance pursuant to the 2009 EIP will be correspondingly reduced. Options and restricted stock awards that expire or otherwise terminate without being fully exercised or vested shall result in an increase in the share reserve of the 2009 EIP or the 2003 Non-Employee Directors’ Plan corresponding to the reduction originally made in respect of the option or restricted stock award grant.

Shares of Stock Not Available for Subsequent Issuance Under the 2009 EIP

Under the amended 2009 EIP, if any shares subject to a stock award are not delivered to the participant because the stock award is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”), the number of shares that are not delivered to the participant are no longer available for issuance under the 2009 EIP. Also, any shares used to pay the exercise price of a stock award or that are withheld in satisfaction of applicable tax withholding obligations shall no longer be available for issuance under the 2009 EIP. Any shares repurchased on the open market with the proceeds of the exercise price of a stock award shall not again be available for issuance under the 2009 EIP.

Terms of Options

The following is a description of the permissible terms of options under the 2009 EIP. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment. The exercise price of options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “— Eligibility” above), may not be less than 110% of such fair market value. As of March 27, 2012, the closing price of our common stock as reported on the NASDAQ Global Select Market was $15.39 per share.

The exercise price of options granted under the 2009 EIP must be paid, to the extent permitted by applicable statutes and regulations, either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other shares of our common stock, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

Option Exercise. Options granted under the 2009 EIP may become exercisable (“vest”) in cumulative increments as determined by the Board. Options granted pursuant to the 2003 Non-Employee Directors’ Plan that are issued under the 2009 EIP will vest in the amounts and at the times stated in the 2003 Non-Employee Directors’ Plan. Generally, shares covered by currently outstanding options issued by us under the 2009 EIP typically vest during the participant’s employment by, or service as a director or consultant to, the Company or an affiliate (collectively referred to as “service”) according to the following schedule: 25% vest one year from the date of grant and the remainder vest monthly over the following three years. From time to time we have granted options having alternative vesting schedules for specified business purposes. Shares covered by options granted in the future under the 2009 EIP may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. To the extent provided by the terms of any award, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such award by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

Term. The maximum term of options granted under the 2009 EIP is seven years, except that in certain cases (see “— Eligibility”) the maximum term is five years. Options granted under the 2009 EIP generally terminate three months after termination of the participant’s service unless (i) such termination is due to the participant’s disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated, or within the period specified in the option after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 12 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. For optionees who retire at the age of 55 or older and who have five or more years of continuous service to Amylin at the date of retirement have up to five years following their retirement to exercise their option. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer or shorter period of time following termination of service. In no event, however, may an option be exercised beyond the expiration of its maximum term.

The option term generally is extended in the event that exercise of the option within these periods is prohibited. A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

No Dividend Rights; Restrictions on Transfer. Options granted under the 2009 EIP do not have dividend equivalent rights attached and are not transferable for consideration. Pursuant to the provisions of the Code, incentive stock options granted under the 2009 EIP may not be transferred by the participant, other than by will or by the laws of descent and distribution, and during the lifetime of the participant, may only be exercised by the participant. However, in the event of a participant’s divorce or legal separation, upon receipt of proof of such divorce or legal separation, the Board has the discretion, but is not required, to amend the terms of the participant’s incentive stock option to provide for either: (i) the transfer of the beneficial ownership of all or a portion of the incentive stock option to the participant’s former spouse, or (ii) the transfer of all or a portion of the incentive stock option, provided that the transferred option shall be deemed a non-statutory stock option as required by applicable law. Nonstatutory stock options granted under the 2009 EIP are transferable to the extent provided in the option agreement. Shares subject to repurchase by us under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate. Participants may not transfer options for value or consideration without the prior approval of our stockholders.

Cancellation and Re-grant. Under the 2009 EIP, the Board may not, without stockholder approval, re-price outstanding options and/or cancel outstanding options and substitute new options for the purchase of the same or different numbers of shares of our common stock as the cancelled options.

Restricted Stock Awards

Consideration. Restricted stock awards may be granted in consideration of past or future services rendered to us.

Vesting. Shares of stock awarded pursuant to a restricted stock award agreement under the 2009 EIP may, but need not be, subject to a reacquisition option in favor of us in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock award agreement under the 2009 EIP.

Restrictions on Transfer. As long as the shares remain subject to our reacquisition right under the restricted stock award agreement, the shares may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable restricted stock award agreement. Shares subject to our reacquisition right may not be transferred by the participant for value or consideration without the prior approval of our stockholders.

Adjustment Provisions

In the event of certain transactions not involving receipt of consideration by us, such as a merger, consolidation, reorganization, stock dividend, or stock split, the 2009 EIP will be appropriately adjusted as to the class(es) and the maximum number of shares of our common stock reserved for issuance in the 2009 EIP and the Section 162(m) Limitation. Additionally, outstanding awards will be adjusted as to the class(es), number of shares and price per share of our common stock subject to such awards.

Effect of Certain Corporate Events

The 2009 EIP provides that, in the event of a dissolution or liquidation of us, then all outstanding awards under the 2009 EIP shall terminate immediately prior to such dissolution or liquidation. The 2009 EIP further provides that, in the event of a sale, lease or other disposition of all or substantially all of the assets of us or specified types of mergers or consolidations (each, a “corporate transaction”), any surviving or acquiring corporation shall either assume awards outstanding under the 2009 EIP or substitute similar awards for those outstanding under the 2009 EIP. If any surviving corporation declines to assume awards outstanding under the 2009 EIP or to substitute similar awards, then, with respect to participants whose service has not terminated as of the time of such corporate transaction, the vesting and the time during which such awards may be exercised will be accelerated in full, and all outstanding awards will terminate if the participant does not exercise such awards at or prior to the corporate transaction. With respect to any awards that are held by other participants, the vesting and exercisability provisions of such awards will not be accelerated and such awards will terminate if not exercised prior to the corporate transaction.

In addition, it is expected that options granted to officers under the 2009 EIP will include, certain change in control provisions. Pursuant to these provisions, if within 90 days prior to, or within 13 months following, the effective date of certain specified change in control transactions, an officer ceases employment with us without cause or under certain other specified circumstances, then generally the vesting and exercisability of the options an officer holds that were issued under the 2009 EIP shall accelerate in full or any reacquisition or repurchase right of us acquired pursuant to any early exercise of such options, if permitted, shall lapse in full. The acceleration of an option in the event of an acquisition, change in control or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

Duration, Amendment and Termination

The Board may suspend or terminate the 2009 EIP without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2009 EIP will terminate on March 3, 2019.

The Board may also amend the 2009 EIP at any time or from time to time. However, no amendment will be effective unless approved by our stockholders within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 2009 EIP to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Securities Exchange Act of 1934); (ii) increase the number of shares reserved for issuance; or (iii) change any other provision of the 2009 EIP in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Securities Exchange Act of 1934 or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the 2009 EIP for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

The following is a summary of the principal United States federal income tax consequences to employees and Amylin with respect to participation in the 2009 EIP. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. As of the date of this proxy statement, the maximum long-term capital gains rate for federal income tax purposes is 15% while the maximum ordinary income rate and short-term capital gains rate is effectively 35%.

Incentive Stock Options. Incentive stock options under the 2009 EIP are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or us by reason of the grant or exercise of an incentive stock option with the exception, however, that the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of the disqualifying disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options and Restricted Stock Awards. Nonstatutory stock options and restricted stock awards granted under the 2009 EIP generally have the following federal income tax consequences:

There are no tax consequences to the participant or us by reason of the grant of the nonstatutory stock option. Upon exercise of the nonstatutory stock option, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the exercise date over the exercise price. Upon acquisition of the restricted stock award, the participant normally will recognize taxable ordinary income equal to the stock’s fair market value on the acquisition date. However, to the extent the stock is subject to certain types of vesting or other restrictions, the taxable event will be delayed until the vesting or other restrictions lapse unless the participant elects to be taxed upon receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options.

Potential Limitation on Our Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to any such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is: (i) granted by a compensation committee comprised solely of “outside directors,” (ii) the plan under which the award is granted states the maximum number of shares with respect to which awards may be granted during a specified period to any employee and such limitation is approved by the stockholders, and (iii) the exercise or purchase price of the award is no less than the fair market value of the stock on the date the award is granted.

Compensation attributable to restricted stock awards will qualify as performance-based compensation if the award is: (i) granted by a compensation committee comprised solely of “outside directors,” and (ii) the purchase price of the award is no less than the fair market value of the stock on the date the award is granted. Compensation attributable to restricted stock awards with purchase prices of less than fair market value of the stock on the date of grant will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Plan Benefits

Other than options granted pursuant to the 2003 Non-Employee Directors’ Plan that are issued under the 2009 EIP, awards under the 2009 EIP are discretionary. The following table presents certain information with respect to awards previously granted under the 2009 EIP as of March 27, 2012 to (i) our named executive officers (as set forth in “Compensation of Executive Officers” below); (ii) all current executive officers as a group; (iii) all current directors who are not executive officers, each of whom is a current nominee for election as director, individually and as a group; and (iv) all employees, other than executive officers, as a group.

Name and Position	Number of Shares Underlying Option Awards Granted	Number of Shares Underlying Restricted Stock Awards Granted
Daniel M. Bradbury	800,000	402,500
President and Chief Executive Officer, Director Nominee
Mark G. Foletta	250,000	95,500
Senior Vice President, Finance, Chief Financial Officer
Mark J. Gergen	240,000	93,000
Senior Vice President, Corporate Development
Marcea Bland Lloyd	230,000	110,000
Senior Vice President, Chief Administration Officer and General Counsel
Christian Weyer, M.D.	281,700	71,700
Senior Vice President, Research and Development
Adrian Adams, Director Nominee	60,000	3,000
Teresa Beck, Director Nominee	60,000	3,000
M. Kathleen Behrens, Ph.D., Director Nominee	70,000	3,000
Paul N. Clark, Director Nominee	70,000	3,000
Paulo F. Costa, Director Nominee	70,000	3,000
Alexander Denner, Ph.D., Director Nominee	70,000	3,000
Karin Eastham, Director Nominee	60,000	3,000
James R. Gavin III, M.D., Ph.D., Director Nominee	60,000	3,000
Jay S. Skyler, M.D., MACP, Director Nominee	60,000	3,000
Joseph P. Sullivan, Director Nominee	60,000	3,000
All current executive officers as a group	2,506,000	1,146,000
All current directors who are not executive officers as a group	640,000	30,000
All employees, other than executive officers, as a group	5,917,225	1,567,450

PROPOSAL 3

APPROVAL OF AMENDMENT OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN

At our 2001 Annual Meeting of Stockholders, our stockholders approved our 2001 Employee Stock Purchase Plan, or 2001 ESPP. There are currently 4,150,000, shares of our common stock reserved for issuance under the 2001 ESPP. On March 6, 2012, the Board amended the 2001 ESPP to increase the number of shares of our common stock reserved for issuance under the 2001 ESPP by an additional 2,000,000 shares to 6,150,000 shares, subject to stockholder approval. The 2001 ESPP is intended to provide eligible employees of Amylin with the opportunity to acquire an ownership interest in Amylin through participation in an employee stock purchase plan designed to operate in compliance with Section 423 of the Internal Revenue Code. As of the record date of

March 27, 2012, 234,495 shares were available for future issuance under the 2001 ESPP. Subject to this Proposal 3 being approved by our stockholders, an aggregate of 2,234,495 shares of our common stock will be available for future issuance under the 2001 ESPP.

Stockholders are requested in this Proposal 3 to approve the amendment of the 2001 ESPP to increase by 2,000,000 shares of our common stock authorized for issuance under the 2001 ESPP. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment of the 2001 ESPP. Abstentions will be counted toward the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this Proposal 3 has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN.

The essential features of the 2001 ESPP are outlined below. Please note that the description of the essential features of the 2001 ESPP is qualified in its entirety by reference to the copy of the 2001 ESPP, as amended, attached hereto as Appendix B.

Purpose

The purpose of the 2001 ESPP is to provide a means by which our employees may be given an opportunity to purchase our common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success.

The rights to purchase our common stock granted under the 2001 ESPP, as amended, are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration

The 2001 ESPP provides that the Board is responsible for administering the 2001 ESPP and has the final power to construe and interpret both the 2001 ESPP and the rights granted under it. The Board has the power, subject to the provisions of the 2001 ESPP, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any subsidiary of Amylin will be eligible to participate in the 2001 ESPP.

The 2001 ESPP also provides that the Board may delegate administration of the 2001 ESPP to a committee. Accordingly, the Board has delegated administration of the 2001 ESPP to the Compensation Committee. As used below with respect to the 2001 ESPP, the “Board” refers to the Compensation Committee and to the Board.

Offerings

The 2001 ESPP is implemented by offerings of rights to all eligible employees from time to time as determined by the Board. In April 2010, the Compensation Committee approved a series of four six-month offerings under the 2001 ESPP which began on September 1, 2010 and will end on August 31, 2012. In March 2012, the Compensation Committee approved an additional series of four six-month offerings under the 2001 ESPP which will begin on September 1, 2012 and will end on August 31, 2014. We have not yet determined the length of any other future offerings.

Eligibility

Any person who is customarily employed more than 20 hours per week and five months per calendar year by Amylin on the first day of an offering or who becomes such during an offering is eligible to participate in that offering.

No employee is eligible to participate in the 2001 ESPP if, immediately after the grant of purchase rights, the employee would own stock, directly or indirectly, possessing five percent or more of the total combined voting power or value of all classes of stock of Amylin or of any subsidiary of Amylin (including any stock which such employee may purchase under all outstanding rights and options). In addition, employees may purchase a maximum of $25,000 worth of our common stock (determined at the fair market value of the shares at the time such rights are granted in accordance with the Code) under all employee stock purchase plans of Amylin and its affiliates for each calendar year in which such rights are outstanding.

As of March 13, 2012, approximately 1,300 of our employees were eligible to participate in the 2001 ESPP, of whom approximately 760 were participating in our current offering that will end on August 31, 2012.

Participation in the Plan

Eligible employees enroll in the 2001 ESPP by delivering to Amylin, within the time period specified by the Board, an agreement authorizing payroll deductions of up to fifteen percent of such employees’ eligible compensation during the offering.

During 2011, shares of our common stock were purchased for the persons and groups of persons set forth below in the amounts and at the weighted average prices per share under the 2001 ESPP as follows: Mr. Bradbury purchased 1,194 shares at a weighted average price of $13.01 per share; Mr. Foletta purchased 1,400 shares at a weighted average price of $11.24 per share; Mr. Gergen purchased 1,410 shares at a weighted average price per share of $11.05 per share; Ms. Bland Lloyd purchased 1,194 shares at a weighted average price of $13.01 per share; and Dr. Weyer purchased 1,314 shares at a weighted average price of $11.00 per share; all executive officers as a group purchased 10,362 shares at a weighted average price per share of $11.70; and all employees, other than executive officers, as a group purchased 490,700 shares at a weighted average price per share of $11.31.

Purchase Price

Generally the purchase price per share at which shares of our common stock are sold in an offering under the 2001 ESPP is the lower of (i) eighty-five percent of the fair market value of a share of our common stock on the first day of the offering or the applicable offering date or (ii) eighty-five percent of the fair market value of a share of our common stock on the last day of the applicable “purchase period.” Fair market value is generally determined by reference to the closing price of our common stock on the applicable date. As of March 27, 2012, the closing price of our common stock as reported on the NASDAQ Global Select Market was $15.39 per share.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions before or during the offering. At any time during the offering, a participant in the offering may begin, increase, reduce or terminate his or her payroll deductions as the Board provides in the offering. All payroll deductions made for a participant are credited to his or her account under the 2001 ESPP and deposited with our general funds. A participant may not make additional payments into such account.

Purchase of Stock

In connection with offerings made under the 2001 ESPP, the Board may specify a maximum number of shares of our common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of our common stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of our common stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable purchase price. See “Withdrawal” below.

Withdrawal

While each participant in the 2001 ESPP is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to Amylin a notice of withdrawal. The 2001 ESPP provides that a participant may withdraw from an offering at any time, unless the offering provides otherwise.

Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of our common stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the 2001 ESPP.

Termination of Employment

Rights granted pursuant to any offering under the 2001 ESPP terminate immediately upon cessation of an employee’s employment for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest, less any accumulated deductions previously applied to the purchase of shares of our common stock on the employee’s behalf during such offering.

Restrictions on Transfer

Rights granted under the 2001 ESPP are not transferable otherwise than by will or the laws of descent and distribution and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

The Board may suspend or terminate the 2001 ESPP at any time. The Board also may amend the 2001 ESPP at any time. Any amendment of the 2001 ESPP must be approved by the stockholders to the extent stockholder approval is necessary for the 2001 ESPP to satisfy the requirements of Section 423 of the Code, other applicable laws or regulations, or the rules promulgated by the NASDAQ Stock Market.

Rights granted before amendment or termination of the 2001 ESPP will not be altered or impaired by any amendment or termination of the 2001 ESPP without the consent of the employee to whom such rights were granted, unless doing so is necessary to comply with any laws or governmental regulations or necessary to ensure that the 2001 ESPP and the rights granted thereunder comply with Section 423 of the Code.

Effect of Certain Corporate Events

In the event of a disposition of all or substantially all of the assets of Amylin or specified types of mergers of Amylin, the surviving or acquiring corporation either will assume the rights under the 2001 ESPP or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that participants’ accumulated payroll deductions will be used to purchase shares of our common stock in the offering immediately prior to any such event.

Stock Subject to 2001 ESPP

Subject to this Proposal 3 being approved by our stockholders, an aggregate of 2,234,495 shares of our common stock are reserved for future issuance under the 2001 ESPP. If rights granted under the 2001 ESPP expire, lapse or otherwise terminate without being exercised, the shares of our common stock not purchased under such granted rights again become available for issuance under the 2001 ESPP.

Federal Income Tax Information

The following is a summary of the principal United States federal income tax consequences to employees and Amylin with respect to participation in the 2001 ESPP. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Rights granted under the 2001 ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the first date a participant was eligible to participate in the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) an amount equal to fifteen percent of the fair market value of the stock as of the beginning of the offering period in which the participant purchased the stock will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the date it was purchased by the applicable participant over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is disposed of for less than its fair market value on the date it was purchased, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to Amylin by reason of the grant or exercise of rights under the 2001 ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2011, with respect to all of our equity compensation plans in effect on that date (in thousands, except per share amounts).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for issuance under equity compensation plans, (excluding securities reflected in first column)
Equity compensation plans approved by securityholders	18,904	22.84	7,674
Equity compensation plans not approved by securityholders	—	—	—

Total	18,904	22.84	7,674

We had the following equity compensation plans in effect as of December 31, 2011 that were adopted with the approval of our stockholders: the 2001 EIP, the 2009 EIP, the 2001 ESPP, the 1994 Non-Employee Directors’ Stock Option Plan, the 2003 Non-Employee Directors’ Plan and the Non-Employee Directors’ Deferred Compensation Plan.

(1)	The weighted average exercise price includes all outstanding stock options but does not include restricted stock units which do not have an exercise price. If the restricted stock units were included in this calculation, the weighted average exercise price would be $21.19. The total number of restricted stock units included in the first column is 1,363,950.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, and is seeking ratification of such selection by our stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since our inception in 1987. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Amylin and our stockholders.

To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

Independent Registered Public Accounting Firm’s Fees and Services

The following table provides information regarding the fees billed to us by Ernst & Young LLP for the fiscal years ended December 31, 2011 and 2010. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2011	2010
Audit Fees(1)	$981,619	$735,760
Audit-related Fees	-0-	-0-
Tax Fees	-0-	-0-
All Other Fees	-0-	-0-

Total Fees	$981,619	$735,760

(1)	Represents fees for services rendered for the audit and/or reviews of our financial statements and includes fees of $250,000 paid in connection with the Settlement and Termination Agreement entered into with Eli Lilly & Company. Also includes fees for services associated with SEC registration statements, periodic reports and other documents filed with the SEC.

Pre-Approval Policies and Procedures

Our Audit Committee charter provides that the Audit Committee will pre-approve all audit and permissible non-audit services to be provided to us by our independent auditors. The Audit Committee pre-approved all audit or non-audit services provided by our independent registered public accounting firm during 2011.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

PROPOSAL 5

ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our stockholders for their approval of an advisory resolution on the Company’s compensation of its Named Executive Officers as reported in this Proxy Statement. As described below in the “Compensation Discussion and Analysis” of this Proxy Statement, our compensation philosophy is designed to link corporate strategy and short-term and long-term goals with compensation, to enable us recruit and retain a team able to lead the company and to motivate employees to deliver results above plan.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although it is non-binding, the Board and the Compensation Committee will review and carefully consider the voting results when evaluating our executive compensation program. In addition, at our Annual Meeting of Stockholders held on May 24, 2011, our stockholders voted to express their preference on the frequency of future advisory votes on executive compensation. Because the frequency of once per year received the highest number of votes cast, the Board determined that we will include a non-binding advisory vote on executive compensation in our proxy materials every year until the next advisory vote of our stockholders on the frequency of future advisory votes on executive compensation.

The Compensation Committee has adopted compensation practices that it believes support our pay-for-performance culture and that are designed to closely align the interests of our executive officers with those of our stockholders. As shown in the Summary Compensation Table below, most of our Named Executive Officer compensation is delivered in the form of equity grants, a significant portion of which has a performance-based component such that the equity grants will not vest unless key performance metrics are achieved. We also have instituted stock ownership guidelines for all of our officers to further align the interests of our senior management with those of our stockholders.

We further believe that our cash compensation programs support our pay-for-performance philosophy. We note that until March 2012, our Named Executive Officers had not received a base salary increase since 2008 and that because we did not receive FDA approval for our drug candidate BYDUREON™, the Compensation Committee approved management’s recommendation not to pay cash bonuses under the Company’s corporate bonus plan on a company-wide basis for 2010 performance despite the fact that some of the corporate performance goals had been achieved.

We believe our executive compensation programs are designed in the best manner possible to support our company and our short- and long-term business and financial objectives. We urge our stockholders to read the “Compensation Discussion and Analysis” contained in this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to drive stockholder value. We also urge our stockholders to read our Annual Report on Form 10-K for the year ended December 31, 2011 which follows this Proxy Statement and describes our business and our 2011 financial results in more detail.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking stockholders to approve the following non-binding advisory resolution at the 2012 Annual Meeting of Stockholders:

RESOLVED, that the stockholders of Amylin Pharmaceuticals, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2012 Annual Meeting of Stockholders.

To be approved, the resolution on compensation of our Named Executive Officers must receive a “For” vote from the majority of shares present and entitled to vote in person or by proxy. Abstentions will be counted towards the tabulation of votes cast on proposals presented to stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADVISORY RESOLUTION ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS SET FORTH ABOVE

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of March 27, 2012, except where indicated, by: (i) each of our directors, (ii) each of our Named Executive Officers, (iii) all of our directors and executive officers as a group and (iv) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G and Forms 13F-HR, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 161,656,477 shares outstanding on March 27, 2012, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on May 26, 2012, which is 60 days after March 27, 2012, and RSUs that vest by that date. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership
Beneficial Owner(1)	Number of Shares	Shares Issuable Pursuant to Options Exercisable or Restricted Stock Units Vesting Within 60 Days of March 27, 2012	Percent of Total
FMR LLC(2) 82 Devonshire Street Boston, MA 02109	21,924,640	—	13.6%

Wellington Management Company, LLP(3) 280 Congress Street Boston, MA 02210	20,159,097	—	12.5%

Icahn Capital LP(4) 767 Fifth Avenue, 47th Floor New York, NY 10153	14,381,925	—	8.9%

Adrian Adams	110,000	92,000	*
Teresa Beck(5)	112,000	107,000	*
M. Kathleen Behrens, Ph.D.	64,875	64,875	*
Daniel M. Bradbury(6)	1,737,461	1,624,125	1.1%
Paul N. Clark(7)	66,783	64,875	*
Paulo F. Costa	84,875	64,875	*
Alexander Denner, Ph.D.	69,036	64,875	*
Karin Eastham(8)	119,000	119,000	*
Mark G. Foletta(9)	467,150	410,208	*
James R. Gavin III, M.D., Ph.D.(10)	120,580	119,000	*
Mark J. Gergen(11)	361,072	321,675	*
Marcea Bland Lloyd(12)	251,280	208,750	*
Jay S. Skyler, M.D., MACP(13)	278,112	153,000	*
Joseph P. Sullivan(14)	143,000	143,000	*
Christian Weyer, M.D.(15)	154,127	126,954
All executive officers and directors as a group (20 persons)(5)(6)(7)(8)(9)(10)(11)(12)(13)(14)(15)	5,580,777	4,774,581	3.4%

*	Less than one percent.

(1)	Except as otherwise noted above, the address for each person or entity listed in the table is c/o Amylin Pharmaceuticals, Inc., 9360 Towne Centre Drive, San Diego, CA 92121.

(2)	Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2012 by FMR LLC. FMR reported that it has sole voting power with respect to 1,564 shares and sole dispositive power with respect to all of the shares indicated above.

(3)	Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2012 by Wellington Management Company, LLP. Wellington reported that it has shared voting power with respect to 13,517,077 shares and shared dispositive power with respect to 20,004,927 of the shares indicated above.

(4)	Based solely upon a Schedule 13D/A jointly filed with the SEC on April 4, 2012 by various entities affiliated with Icahn Capital LP indicating that these entities beneficially owned an aggregate of 14,381,925 shares of our common stock. These entities reported as follows: Icahn Partners Master Fund LP has sole voting and dispositive authority with respect to 6,088,087 shares. Icahn Partners Master Fund II LP has sole voting and dispositive authority with respect to 2,057,967 shares, Icahn Partners Master Fund III LP has sole voting and dispositive authority with respect to 857,867 shares. Icahn Offshore LP has shared voting and dispositive authority with respect to 9,003,921 shares. Icahn Partners LP has sole voting and dispositive authority with respect to 5,378,004 shares. Icahn Onshore LP has shared voting and dispositive authority with respect to 5,378,004 shares. Each of Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P., Inc., Beckton Corp. and Carl C. Icahn has shared voting and dispositive authority with respect to all the shares.

(5)	Does not include deferred compensation of Board fees invested in 21,190 shares of our common stock at Ms. Beck’s election.

(6)	Includes 33,283 shares held by the Bradbury Family Trust #3 and 46,545 held by GRAT, both of which Mr. Bradbury serves as a co-trustee, and shares voting and dispositive power. Includes 7,974 and 13,456 vested shares issued under our ESOP and 401(k) plan, respectively. Does not include 32,923 shares held by the Bradbury Gift Trust, of which Mr. Bradbury’s minor children are beneficiaries. Does not include 137,917 shares of our common stock for which Mr. Bradbury has elected to defer receipt pursuant to our 2001 Non-Qualified Deferred Compensation Plan, or the 2001 Deferred Compensation Plan.

(7)	Does not include deferred compensation of Board fees invested in 6,872 shares of our common stock at Mr. Clark’s election.

(8)	Does not include deferred compensation of Board fees invested in 15,244 shares of our common stock at Ms. Eastham’s election.

(9)	Includes 7,974 and 3,868 vested shares issued under our ESOP and our 401(k) plan, respectively. Also includes 110 shares held by Mr. Foletta’s spouse.

(10)	Does not include deferred compensation of Board fees invested in 10,189 shares of our common stock at Dr. Gavin’s election.

(11)	Includes 7,974 and 2,609 vested shares issued under our ESOP and 401(k) plan, respectively.

(12)	Includes 7,974 and 2,087 vested shares issued under our ESOP and 401(k) plan, respectively.

(13)	Includes 23,000 shares held by The Jay S. Skyler Irrevocable Trust, of which Dr. Skyler is a trustee, 6,675 shares held by Mercedes Bach, Dr. Skyler’s spouse, 950 shares held in a trust for which Dr. Skyler is the trustee, 20,000 shares held by the Jennifer Skyler Living Trust of which Dr. Skyler is a co-trustee, and 201 shares held by Dr. Skyler’s step-son. Does not include deferred compensation of Board fees invested in 14,060 shares of our common stock at Dr. Skyler’s election.

(14)	Does not include deferred compensation of Board fees invested in 25,251 shares of our common stock at Mr. Sullivan’s election.

(15)	Includes 7,974 and 1,339 vested shares issued under our ESOP and our 401(k) plan, respectively. Also includes 359 shares held by Dr. Weyer’s spouse.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. During the fiscal year ended December 31, 2011, one transaction report for each of Mr. Foletta and Mr. Leonhardt were not filed on a timely basis. Other than these reports, to our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2011, our officers, directors and greater than ten percent beneficial owners were in compliance with all applicable Section 16(a) filing requirements.

DIRECTOR COMPENSATION

The following table sets forth in summary form information concerning the compensation earned by the members of our Board of Directors who are not Named Executive Officers during the fiscal year ended December 31, 2011.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)(2)	Option Awards ($)(1)(3)	Total ($)
Paulo F. Costa	132,500	39,540	129,538	301,578
Adrian Adams	87,500	39,540	129,538	256,578
Teresa Beck	75,000	39,540	129,538	244,078
M. Kathleen Behrens, Ph.D.	72,500	39,540	129,538	241,578
Paul N. Clark	57,500	39,540	129,538	226,578
Alexander Denner, Ph.D.	72,500	39,540	129,538	241,578
Karin Eastham	85,000	39,540	129,538	254,078
James R. Gavin III, M.D., Ph.D.	67,500	39,540	129,538	236,578
Jay S. Skyler, M.D., MACP	60,000	39,540	129,538	229,078
Joseph P. Sullivan	75,000	39,540	129,538	244,078

(1)	Amounts shown in this column are the aggregate grant date fair value of stock awards granted during the year indicated calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions for stock-based compensation, see Note 1 to our 2011 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 under the caption “Accounting for Stock-based Compensation.”

(2)	The aggregate number of outstanding stock awards for each director as of December 31, 2011 was 3,000 RSUs.

(3)	The aggregate number of outstanding option awards for each director as of December 31, 2011 was: Mr. Costa: 70,000; Mr. Adams: 92,000; Ms. Beck: 104,000; Ms. Behrens: 70,000; Mr. Clark: 70,000; Mr. Denner: 70,000; Ms. Eastham: 116,000; Dr. Gavin: 116,000; Dr. Skyler: 150,000; and Mr. Sullivan: 140,000.

In 2011, non-employee directors received an annual retainer of $50,000, plus $25,000 per year for serving as the chair of the Audit Committee, $20,000 per year for serving as chair of the Compensation Committee and $10,000 per year for serving as chair of the Corporate Governance Committee, the Risk Management and Finance Committee or the Science and Technology Committee. In addition, non-employee committee members other than the chair received $15,000 per year for serving on the Audit Committee, $10,000 per year for serving on the Compensation Committee and $7,500 per year for serving on the Corporate Governance Committee, the Risk Management and Finance Committee or the Science and Technology Committee. In 2011, we made cash compensation payments of $10,000 to Mr. Adams and $7,500 to each of Messrs. Costa, Denner and Sullivan for their service as members of ad hoc committees. We also reimburse our directors for their expenses incurred in connection with attendance at Board meetings. To compensate for the additional time commitment required by the Board Chairman, our Board has approved payment of an annual Chair fee to our Chairman in the amount of $75,000.

Our directors have the option to elect, on an annual basis, to defer up to 100% of their cash compensation pursuant to our 2001 Deferred Compensation Plan which is an unfunded plan designed for the purpose of providing deferred compensation to our directors and highly compensated executives. Elections must be made by December 31st of each year to defer director cash compensation that will be earned during the following year, and are irrevocable after that date. The director deferred compensation is credited to a bookkeeping account that permits the director to select from a range of phantom investment alternatives that mirror the gains and/or losses of several different investments and investment funds, including phantom shares of our common stock. The bookkeeping accounts are established based on the market price of the stock at the time the compensation otherwise would have been paid to the director and are adjusted to reflect investment results resulting from fluctuations in the market value of the phantom investments. Directors may change their selected phantom investment alternatives at any time. Earnings credited to the director bookkeeping accounts for 2011 have not been reported in the Director Compensation Table because none of our directors received above market or preferential earnings on their deferred compensation accounts in 2011.

Amounts credited to the bookkeeping accounts will generally be paid to the directors approximately six months after termination of board service. Deferred amounts invested in phantom shares of our common stock will be paid in a single lump sum in the form of our common stock. Any changes in the director’s distribution election are permitted only if made in accordance with applicable tax compliance requirements governing nonqualified deferred compensation plans. In addition, directors may be entitled to receive earlier payments of their account balances through certain unforeseeable emergency withdrawals or in the event of a change of control of the company.

We are not required to make any contributions to the 2001 Deferred Compensation Plan, nor do we fund the plan. Directors have an unsecured contractual commitment by the company to pay the amount due under the plan, which is subject to the claims of our general creditors. The directors will have taxable income in the year of distribution. In 2011, our non-employee directors deferred a total of $360,625 of their board fee compensation. As of the date of this proxy statement, three of our non-employee directors have elected to defer 100% of their cash compensation and invest such deferred compensation in phantom shares of our common stock.

In addition to their cash compensation, each non-employee director receives automatic grants of options to purchase our common stock pursuant to our 2003 Non-Employee Directors’ Plan. The options have an exercise price equal to the fair market value of our common stock on the date of the grant. These automatic option grants consist of options to purchase 30,000 shares when initially elected to the Board and 20,000 shares upon being re-elected as directors at our annual stockholder meeting. Options granted upon initial election to the Board vest, so long as those directors’ service with Amylin continues, over a period of four years with one-quarter of each option vesting on the one year anniversary of the date of grant and the remainder vesting in equal monthly increments over a three-year period. Options automatically granted to non-employee directors upon re-election at our Annual Meeting of Stockholder vest, so long as those directors’ service with Amylin or its affiliates continues, in equal monthly installments over the course of the following 12 months from the date of grant. Directors also receive an automatic grant of 3,000 RSUs pursuant to our 2003 Non-Employee Directors’ Plan upon being re-elected as directors at our annual stockholder meeting. The RSUs vest on the first anniversary of the date of grant, so long as those directors’ service with Amylin or its affiliates continues.

During 2011, we granted options for 20,000 shares to each of the non-employee directors re-elected at our 2011 Annual Meeting of Stockholders, at an exercise price per share of $13.18 per share, which was the closing price of a share of our common stock on the May 24, 2011 grant date. The full grant date fair value of these options for each director was $129,538. We also granted 3,000 RSUs to each of the non-employee directors re-elected at our 2001 Annual Meeting. The full grant date fair value of these RSUs for each director was $39,540.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

We are very pleased to report that our stockholders voted overwhelmingly to approve the compensation of our Named Executive Officers as disclosed in our proxy statement for our 2011 Annual Meeting. We are gratified by this support we received from our stockholders and in response to such favorable stockholder support we have maintained compensation practices generally consistent with those of previous years.

In 2011, we continued to execute on key initiatives and our business plan which we believe will help position us for long-term value creation. Most importantly, during 2011 we responded in a timely manner to the request of the U.S. Food and Drug Administration, or FDA, for additional information with respect to our New Drug Application for BYDUREON™ (exenatide extended release for injectable suspension). Our timely response to the FDA led the way to FDA approval and the commercial launch of BYDUREON™ in the United States in early 2012. BYDUREON™ is the first and only once-weekly diabetes treatment approved by the FDA. In addition, during 2011 we also received FDA approval of BYETTA® (exenatide) injection for use with insulin glargine. BYETTA® is now the only short-acting glucagon like peptide-1 receptor agonist approved in the United States for use as an add-on therapy to insulin glargine in patients with type 2 diabetes. We also maintained our fiscal discipline and we continued to operate our business during 2011 on an operating cash flow positive basis.

In addition to executing on our key initiatives and business plan, during 2011 we achieved an important strategic milestone in Amylin’s history when we reached an agreement with Eli Lilly & Company, or Lilly, to terminate our exenatide collaboration and re-acquire 100% of the global rights to develop and commercialize our exenatide franchise. We believe achievement of this important milestone re-positions the Company and enhances our ability to focus our BYDUREON™ launch and commercialization efforts within the United States. It also opens the door to re-partnering our exenatide franchise with a new collaboration partner for development and commercialization of exenatide.

With the approval we received from our stockholders for our Named Executive Officer compensation disclosed in last year’s proxy statement, the Compensation Committee continued to use compensation practices in 2011 that it believes support our pay-for-performance culture and are designed to closely align the interests of our executive officers with those of our stockholders. For example, the largest component of 2011 executive compensation is equity-based compensation. In fact, 62% of our Chief Executive Officer’s total 2011 compensation disclosed in the following Summary Compensation Table was equity-based compensation. The Compensation Committee continued its 2010 practice of using performance-based equity compensation for a portion of Mr. Bradbury’s total 2011 compensation. This performance-based equity compensation has a performance-based vesting condition such that if the financial performance metric is not met, this portion of this equity grant will be forfeited. We also note, as reported in the following Summary Compensation Table, Mr. Bradbury’s total 2011 compensation declined approximately 7% from 2010 levels.

To further align our executive officers’ interests with those of our stockholders, the Compensation Committee grants time-based vesting stock options to our executives which will produce real value for our executives only if their performance results in an increase in stockholder value. We also made a matching contribution to our 401(k) plan (in which each of our Named Executive Officers participated in 2011) in the form of equity rather than cash and we provide an opportunity for all employees, including our officers, to purchase shares of stock through our Employee Stock Purchase Plan, or ESPP. Each of our Named Executive Officers participated in the ESPP during 2011 and purchased shares of our common stock using payroll deductions.

We also believe we have adopted sound cash compensation practices. Our Named Executive Officers did not receive base salary increases from 2008 through 2011 and Mr. Bradbury’s salary is positioned at the 25th percentile of compensation paid to chief executives within our peer group. Further, although the Compensation

Committee authorized the payment of cash bonuses to our Named Executive Officers for 2011 performance, as we disclosed in our proxy statement for last year’s Annual Meeting, the Compensation Committee approved management’s recommendation not to pay a cash bonus for 2010 performance because we did not receive FDA approval for our drug candidate BYDUREON™ during 2010 despite the fact that some of the corporate performance goals had been achieved. The Compensation Committee also set minimum threshold performance amounts for the two financial performance metrics (or 70% of the bonus plan) that had to have been achieved in 2011 before a bonus for these two metrics funded and it set a maximum amount that could be paid under the cash incentive plan if target amounts had been exceeded.

Finally, we believe our corporate governance practices complement our pay-for-performance culture. For example, our Compensation Committee has adopted a compensation recapture, or “clawback,” policy that enables us to recover previously paid compensation under certain circumstances in which compensation paid to certain senior management employees, including our Named Executive Officers, may not have been reflective of actual corporate performance. Further, each member of our Compensation Committee has been deemed to be independent by our Board. In addition, our Board has retained an independent compensation consultant that reports directly to the Compensation Committee, rather than management. Our Board’s Corporate Governance Committee has instituted stock ownership guidelines for our executive officers and directors and we have adopted a double-trigger change in control severance benefit plan for our officers which results in the payout of certain severance benefits only if there has been a termination of employment in connection with a change in control of the company. We believe these corporate governance practices are helpful in maintaining a sound compensation program that is designed to motivate our executive management team to increase stockholder value over time.

Overview

The Compensation Committee is responsible for establishing and administering compensation for all of our executive officers, including our Chief Executive Officer. The Committee also exercises oversight of our compensation practices for all employees, including strategies for attracting, developing and motivating employees. To assist the Compensation Committee with its responsibilities, it has retained Radford, an Aon Hewitt company and independent compensation consulting firm, that reports directly to the Compensation Committee. The Compensation Committee regularly receives briefing materials from its consultant and from management which are used as the basis for forming compensation strategies and policies.

The Compensation Committee reports to the Board of Directors on its actions and recommendations and regularly meets in executive sessions, often with its independent consultants and without members of management present. Although the Board has discretion to review all executive compensation, it has delegated authority with respect to our executive and general employee compensation programs and practices to the Compensation Committee. The Board annually reviews and provides input on the Chief Executive Officer’s performance and reviews and approves the Chief Executive Officer’s compensation.

Compensation Program Objectives and Compensation Philosophy

Our overall compensation philosophy is to design and implement equitable and cost-effective compensation programs that will help us achieve the following primary objectives:

•	Link corporate strategy and short-term, medium, and long-term goals with compensation;

•	Enable us to recruit and retain a team able to lead a growth-oriented biopharmaceutical company; and

•	Motivate employees to achieve superior performance and deliver results above plan.

There are four primary strategic initiatives we consider when we make compensation program design decisions. These initiatives include: (i) driving sustainable long-term growth; (ii) progressively improving our financial performance; (iii) fostering an innovative and entrepreneurial culture; and (iv) providing investment returns to our stockholders. We also consider other factors when designing our compensation programs, including compensation practices at appropriate benchmark companies, the competitiveness of our programs to the market, and regulatory, tax and accounting implications. We discuss each of these compensation design factors in more detail below.

The Compensation Committee has determined that executive compensation practices should place a greater emphasis on corporate performance rather than individual performance. Accordingly, our executive compensation is designed to motivate executives by aligning a substantial portion of their compensation with the achievement of corporate goals which we discuss in greater detail below. In order to closely link executive officer compensation with the objectives listed above, we have designed an executive compensation program that balances guaranteed compensation and variable or results-based compensation. We believe this compensation program design effectively motivates executive officers to focus their efforts not simply on achieving the pre-determined stated objectives, but also on exceeding them.

Risk Assessment

We do not believe our compensation policies and practices incentivize excessive risk taking by our executive officers. After thorough review with our outside compensation consultants, we establish compensation practices that provide what we believe is an appropriate level of incentive based compensation, in combination with non-incentive based compensation, to encourage our executive officers to act in the long-term best interests of the company and our stockholders. These practices include:

•

Awarding annual incentive bonuses based on a combination of short, medium and long-term value creation goals such that annual bonuses are not determined by achievement of a single, short-term performance metric;

•

Establishing a compensation recapture, or “clawback,” policy that enables us to recover previously paid compensation under certain circumstances in which compensation paid to certain senior management employees may not have been reflective of actual corporate performance;

•	Establishing performance targets, particularly research and development performance targets, that are tied to long-term value creation for the company;

•	Capping potential annual incentive bonuses at a maximum payout to help prevent excessive risk taking;

•	Benchmarking annual incentive bonuses against an appropriate peer group of companies;

•

Establishing stock ownership guidelines for our executive officers and providing annual ESOP grants that generally must be held until termination of service to closely align executive officer interests with those of our stockholders;

•	Providing the Compensation Committee with full discretion in awarding annual bonus payments, regardless of bonus goal achievement;

•	Granting equity incentives that generally vest over a three or four year period which provides incentives for our executive officers to act in the long-term best interests of the company; and

•	Periodic review throughout the fiscal year by the Compensation Committee of the company’s progress toward achieving bonus goals and the impact of such progress on overall company performance.

Benchmarking

We consider market pressures and compensation practices for a peer group of companies when we design executive compensation programs. As in prior years, in order to assess the competitiveness of our executive compensation practices, the Compensation Committee compared our 2011 executive officer compensation against the compensation provided to executives in comparable positions at 13 peer companies. This peer group was chosen in consultation with our compensation consultants who performed an independent review of potential peers based on their understanding of our industry and business. Accordingly, the peer group examined by the Compensation Committee includes biopharmaceutical and biotechnology companies that are comparable to us in size or business life-cycle stage and with whom we compete for talent. These companies are listed below:

Alexion Pharmaceuticals, Inc.

Alkermes, Inc.

Auxilium Pharmaceuticals, Inc.

BioMarin Pharmaceuticals, Inc.

Cephalon, Inc.

Cubist Pharmaceuticals, Inc.

Dendreon Corporation

Endo Pharmaceuticals Holdings Inc.

Myriad Genetics Laboratories and

    Pharmaceuticals

Regeneron Pharmaceuticals Inc.

United Therapeutics Corporation

Valeant Pharmaceuticals International, Inc.

Vertex Pharmaceuticals, Inc.

We obtain compensation data on our peer companies from the Compensation Committee’s independent consultants, public filings and privately published compensation studies conducted by independent third parties which establishes our market reference point. We position our compensation program such that each element of compensation is paid at a level that places us in an approximate percentile of our comparative companies which we feel best helps us achieve our objectives. For our executive officers, we target base salaries and benefits such that they approach the 50th percentile of our market reference point. We target total cash compensation (base salary plus incentive bonus) so that they approach the 60th percentile of our market reference point and we target equity compensation to approach the 60th percentile. Actual compensation paid to individuals may vary from these targets at the Compensation Committee’s discretion. The extent to which the Compensation Committee exercised its discretion in arriving at 2011 compensation levels is discussed in further detail below.

Elements of Compensation

Our compensation program uses three primary elements of compensation (excluding benefits). First, we set base salaries at a level designed to attract and retain executives based on experience and an internal determination as to how critical the position is to our success and financial performance. Second, we design cash incentive bonuses to reward achieving and exceeding pre-determined, Board-approved corporate objectives and to support an environment in which executives are accountable for company performance. Finally, we provide equity incentives to encourage sustained long-term performance and create a culture of ownership and entrepreneurship. In addition to these three elements of compensation, we provide other benefits, such as health and life insurance, to our employees, including our executive officers, to promote their safety and security.

The following discussion further describes the mix of compensation elements we pay to our executive officers and how we determine the amount of each element. We will also explain how each element of compensation fits into our overall compensation objectives and affects decisions regarding other elements of compensation. In assessing the total mix of compensation for our Named Executive Officers, the Compensation Committee reviews tally sheets which set forth total cash, equity and benefits paid to these individuals and compensation they would receive upon termination such as in connection with a change in control. The Compensation Committee uses tally sheets solely as a means of understanding compensation paid to our Named Executive Officers under various scenarios and does not use them to determine various elements of compensation. The committee’s evaluation of tally sheets did not result in specific compensation awards in 2011 or modifications to the manner in which we implement our compensation program. This compensation discussion and analysis should be read together with the compensation tables that follow in this proxy statement.

The Compensation Committee reviews key components of our executive compensation program on a quarterly basis and its regularly scheduled committee meetings are usually attended by the committee’s compensation consultants. The committee works with the compensation consultant in establishing compensation for individual executives and regularly meets in executive session with the consultant without the Chief Executive Officer when discussing his compensation and arriving at the committee’s recommendation to the full Board with respect to the compensation of our Chief Executive Officer.

Base Salary

The amount of salary paid during 2011 to each of our Named Executive Officers is shown in the Summary Compensation Table below. We pay salaries to our executive officers primarily to provide a base-level of compensation to them in consideration of the services they perform for us. We recognize that our financial success and the achievement of our long-term objectives is largely dependent upon the experience, skills and efforts of our executive management and that the executive compensation we pay must be competitive with the compensation paid by other similarly situated companies in order to recruit and retain our executive management team. Based on our benchmarking practices, the amount of base salary we pay to our executive officers is targeted to approach the 50th percentile of our peer companies. Rather than setting these targets at a higher level relative to our peers for the Named Executive Officers, the Compensation Committee chose these approximate targets in order to attract and retain our executive management team with an attractive salary while being able to offer greater levels of success-based compensation through our annual cash bonus plan and our equity incentive compensation plans consistent with the compensation philosophy described above. Mr. Bradbury’s salary is at the 25th percentile of our peer companies, in part reflecting the duration of his tenure as our Chief Executive Officer relative to the tenures of the principal executive officers serving at our peer group of companies. Although the Compensation Committee applies the same policies when determining the compensation of each Named Executive Officer, Mr. Bradbury’s actual base salary amount is set at a higher level than our other Named Executive Officers due to his higher level of responsibility and the higher compensation levels paid to the principal executive officers at peer companies.

In addition to considering base salary levels at our peer companies, the Compensation Committee also determines executive base salary amounts on the basis of each executive’s level of responsibility and experience and upon an evaluation of the individual’s contribution to our success. For example, the Compensation Committee approved a 2011 annual salary of $675,000 for Mr. Bradbury in connection with his service as our Chief Executive Officer. This amount remained unchanged from Mr. Bradbury’s 2008 annual salary and is therefore below the company’s target position of the 50th percentile of our peer companies. In arriving at this amount, the Compensation Committee considered Mr. Bradbury’s tenure as Chief Executive Officer and relative experience in the position compared to our peer group.

In February 2011, the Compensation Committee set 2011 annual base salaries for other executive officers based on in-put from management and did not raise 2011 salary amounts above 2008, 2009 and 2010 base salary amounts and after reviewing the individual’s level of responsibility and experience with the Chief Executive Officer and relevant base salary market data with the committee’s independent consultants. Following this review, the Compensation Committee approved 2011 annual base salaries for our other Named Executive Officers at approximately the 50th percentile target as follows: Mr. Foletta: $419,750; Mr. Gergen: $390,000; Ms. Lloyd: $400,125; and Dr. Weyer: $375,000.

In March 2012, the Compensation Committee adjusted the salaries of our executive officers for the first time since 2008. Following the annual salary review process described above, the Compensation Committee adjusted the base salaries of our Named Executive Officers to the following levels: Mr. Bradbury: $725,000; Mr. Foletta: $440,750; Mr. Gergen: $400,000; Ms. Lloyd: $420,000; and Dr. Weyer: $395,000. As previously mentioned, Mr. Bradbury’s base salary is set higher than our other Named Executive Officers due to the level of responsibility he assumes as our Chief Executive Officer. Following the March 2012 base salary adjustments, our Named Executive Officers’ salaries levels continue to be at approximately the 50th percentile of our peer group, with the exception of Mr. Gergen whose salary approaches the 75th percentile of our peer group due to the strategic importance of his position to our business.

Annual Cash Incentive Plan

We have established a cash incentive plan for executive officers under which we pay annual cash bonuses to executive officers depending on whether we achieve pre-established, Board-approved corporate goals that are related to company operational and financial performance. By using an appropriate amount of results-based compensation, we believe our cash incentive plan creates a direct link between executive compensation and our operational and financial performance and further motivates our executives to implement strategic initiatives in order to meet and exceed the pre-established corporate goals.

At the beginning of each fiscal year, the Board establishes the operational and financial goals as part of the annual business planning process. At the end of the year, the Board determines the extent to which these goals were attained or exceeded. Based upon this assessment, the Compensation Committee determines whether executive officers will be paid a cash bonus. If the Compensation Committee determines cash bonuses are to be paid, it awards each executive a cash bonus equal to the target bonus percentage multiplied by the percentage to which the corporate goals were attained or exceeded. To arrive at the cash amount of the bonus, the executive’s salary earnings for the year are multiplied by the resulting bonus percentage. Target bonuses are expressed as a percentage of the executive’s salary. The target bonuses for our 2011 Named Executive Officers are as follows: for our Chief Executive Officer the target percentage is one hundred percent; for the other four Named Executive Officers, each of whom is a Senior Vice President, the target percentage is fifty percent. The Compensation Committee retains full discretion to adjust cash bonuses as it deems appropriate.

In order to closely align executive compensation with achievement of corporate goals, executive officer cash bonuses are based primarily upon the achievement of certain specified corporate goals. The corporate goals established by the Board of Directors for 2011 related to net product revenue, non-GAAP operating loss and progress in high-priority research and development programs. The 2011 goals were chosen in order to provide an appropriate mix of short-term performance (net product revenues and non-GAAP operating loss) with long-term value creation (research and development/pipeline advancement) and were assigned the following weighting for purposes of quantifying their contribution to bonus payout:

Corporate Goal	Weight
Net Product Revenue	50%
Non-GAAP Operating Loss	20%
R&D/Pipeline Advancement	30%

These goals were set at challenging levels such that attainment of executive target bonuses was not assured at the time they were set and would require a high level of effort and execution on the part of our executive management team in order to receive a bonus payout. For example, the 2011 net product revenue goal, after subtracting the portion paid to our former collaboration partner, was set at $317 million and the non-GAAP operating loss target was set at $25 million. Our development/pipeline targets involved responding to the FDA’s BYDUREON™ complete response letter, delivering results of completed key clinical studies and submission to the FDA regarding other product candidates. For purposes of the bonus plan, non-GAAP operating loss was calculated by adjusting operating loss for the year ended December 2011 as reported in our audited financial statements for non-cash items and other items such as restructuring charges and charges and credits relating to the reacquisition of exenatide product rights (including amortization and interest expense relating to reacquired assets, fair value adjustments and revenue sharing obligations). The Board also approved a maximum payout under the cash incentive plan such that a maximum 200% of an individual’s target bonus for each of the two financial performance metrics could be paid out if we achieved over 130% of our net product revenue goal and if we achieved positive or break-even non-GAAP operating results.

Setting challenging but achievable goals for 2011 was consistent with our previous practice as evidenced by the fact that since 2001 we paid annual bonuses below target six times, including 2010 in which the Compensation Committee agreed with management’s recommendation not to pay themselves or any of our employees a bonus despite the fact that some of our bonus objectives were achieved, primarily because our NDA for BYDUREON™ was not approved by the FDA during 2010. Since 2001 we paid two annual bonuses at 100% of target and two annual bonuses exceeding target when we met or exceeded all of our annual goals, including our product revenue goals.

In February 2012, the Compensation Committee reviewed our 2011 actual bonus plan performance against the pre-established, Board-approved corporate goals. The 2011 bonus plan formula was structured so that if a minimum of 75% of product revenues goals for the full year were not met or if our non-GAAP operating loss was greater than $37.5 million, these portions of the bonus would not be funded. Based on a review of 2011 product revenue and non-GAAP operating loss, the Compensation Committee determined the minimum thresholds for funding these portions of the bonus had been achieved. The Compensation Committee then reviewed company performance relative to the development/pipeline goals and determined the bonus plan percentage multiplier would be 144%. This amount was achieved as follows: we achieved nearly 119% of our total net product revenue target for the year resulting in a contribution to the bonus percentage of 81.5%. We exceeded our non-GAAP operating loss target by achieving positive non-GAAP operating results resulting in a total contribution of the bonus percentage of 40%. Finally, we achieved nearly all of our development/pipeline goals for a total contribution to bonus of 22.5%. Accordingly, each Named Executive Officer’s target bonus amount was multiplied by this percentage to determine the 2011 cash bonus amount. These amounts are shown in the Summary Compensation Table as non-equity incentive plan compensation.

In December 2011, the Compensation Committee established challenging and stretch corporate goals for purposes of the 2012 cash incentive plan. The corporate goals for 2012 relate to product revenue, non-GAAP operating loss and key business initiative results. Our performance relative to these pre-established goals will be reviewed by the Compensation Committee and the Board in 2013 to determine whether executive cash bonuses will be earned in 2012. In addition, the Compensation Committee has also modified the executive officer bonus plan to include an individual performance metric such that 20% of the 2012 bonus paid to executive officer below the Chief Executive Officer will be based on achievement of important individual goals. The committee made this modification in order to emphasize individual performance.

Equity Incentive Compensation

We provide equity incentive compensation to our executive officers through our 2009 EIP, our ESOP, our 2001 ESPP, and, at the discretion of the Board, our 401(k) Plan. We use equity compensation so that our executives will be motivated as stockholders to contribute to our long-term success. In addition, we grant stock options to our Named Executive Officers to reward them only when our stockholders gain value. We believe that providing a significant amount of results-based equity compensation to our executives is important because it aligns the interests of our executive officers with those of our stockholders and provides executive officers an opportunity to participate in our growth. Further, our options awards typically contain four-year vesting provisions and our RSU awards typically contain three-year vesting provisions which provide a retention incentive to executive officers and other employees. We have also granted RSUs with performance-based vesting. These performance-based awards only vest upon achievement of a critical, long-term goal and will be forfeited if the goal is not achieved within the performance period. We consider all forms of equity when establishing grants to our Named Executive Officers as part of the regular annual equity grant process.

2009 Equity Incentive Plan

Stock options granted under the 2009 EIP have an exercise price equal to the fair market value on the date of grant and have a term of 7 years, provided the recipient continues to provide services to Amylin. We measure fair market value as the closing price of our common stock on the NASDAQ Stock Market on the date of grant. Our stock options and RSUs generally vest over a period of four years and three years, respectively, with vesting tied to continued employment. Because four years is a significant amount of time, we have structured our option grant vesting such that one-fourth of an option grant vests on the first anniversary date of the grant in order to provide a meaningful shorter-term value component. The remaining grant vests pro-rata on a monthly basis over the remaining three years of the vesting schedule in order to provide long-term retention value. As noted above, we have also granted performance-based RSUs which vest only upon the achievement of certain corporate goals and are forfeited if the performance goals are not achieved in the stipulated time frame.

We typically grant stock options on a periodic basis to eligible employees, including our executive officers. The Compensation Committee determines grant levels to executives after considering the level of responsibility, experience and expected contributions of each executive, as well as peer group data. The committee also considers salary levels and other cash compensation consistent with our stated philosophy of using a considerable proportion of success-based compensation. We also target equity compensation to approach the 60th percentile of our peer group on the basis of grant value and the percent of company-wide equity grants. In 2011, total equity compensation, including stock option grants and RSUs, was set to meet the stated target for our Named Executive Officers. Generally, the Compensation Committee grants stock options to executive officers annually as part of the executive performance review process. When determining the amount of an executive’s equity compensation grant, the Compensation Committee also considers a historic review of an individual’s equity holdings, internal comparisons, market data and the paper gain of the historic holdings to ensure the plan is meeting the company’s retention objectives. The full grant date fair value of the options awarded to our Named Executive Officers during the past three years is contained in the Summary Compensation Table.

In determining the number of options and RSUs granted to our Named Executive Officers in 2011, the Compensation Committee considered the equity compensation practices at our peer companies as reported by our outside compensation consultant and awarded options and RSU grants consistent with the equity compensation targets described above. The number and grant date fair value of all stock options and RSUs granted to each of our Named Executive Officer in 2011 can be found in the Grants of Plan-Based Awards Table below. The Compensation Committee applies the same policies when determining the option and RSU grants awarded to each Named Executive Officer. The amount of Mr. Bradbury’s actual equity grant is set at a higher level than our other Named Executive Officers due to the scope of his responsibilities as our Chief Executive Officer, his past equity grants, internal comparison and executive equity compensation pay practices within peer group companies. Further, the Board believes that a significant portion of our Chief Executive Officer’s compensation should be directly tied to the long-term value of the company in order to align the interest of our chief executive officer with those of our stockholders. In 2011, Dr. Weyer’s actual stock option grant was set at a higher level than our other Named Executive Officers, other than Mr. Bradbury, primarily in connection with his recent appointment to our Executive Committee in 2010.

Consistent with the equity incentive objectives described above, in March 2011, the Board granted options to purchase the following number of shares of our common stock to the Named Executive Officers: Mr. Bradbury: 250,000 shares; Mr. Foletta: 80,000 shares; Mr. Gergen: 70,000 shares; Ms. Lloyd: 60,000 shares; and Dr. Weyer: 125,000 shares. The options fully vest over four years with one-fourth of the option grant vesting on the first year anniversary of the grant date and in equal monthly installments for three years thereafter. The options have a term of seven years. The options are exercisable at a price of $15.03 per share which is equal to the closing price of our common stock on the date of grant. The Board also granted RSUs to our Named Executive Officers in the following amounts: Mr. Bradbury: 25,000 shares, 15,000 shares to each of Mr. Foletta, Mr. Gergen and Ms. Lloyd, and 10,000 shares to Dr. Weyer. One third of these RSUs vest on each anniversary of the grant date and become fully vested on the third anniversary of the grant date. The Board granted these RSUs to further align our executive officer’s interests with those of our stockholders and as an incentive to the executive officers to remain employed by us over the course of the three-year vesting period. The Board also granted performance-based RSUs to our Named Executive Officers that vest only if BYDUREON™ is launched in the United States within two years from the date of grant in the following amounts: Mr. Bradbury: 33,750 shares, 8,000 shares to each of Mr. Foletta and Mr. Gergen, 15,000 shares to Ms. Lloyd and 10,000 shares to Dr. Weyer. The Board granted these performance-based RSUs to our Named Executive Officers to provide additional incentive to launch BYDUREON™ in a timely manner. If the performance metric had not been achieved, these RSUs would have been forfeited. However, these RSUs vested in February 2012 upon the commercial launch of BYDUREON™.

In recognition of the significant leadership contribution of our senior management in reaching an agreement with Lilly to re-acquire 100% of the global development and commercialization rights of our exenatide franchise, in January 2012, the Board granted RSUs to the following Named Executive Officers in the following amounts: Mr. Bradbury: 30,000 shares; Mr. Foletta: 7,500 shares; Mr. Gergen: 15,000 shares; and Ms. Lloyd: 10,000 shares. One-third of these restricted stock units vest on each anniversary of the grant date and become fully vested on the third anniversary of the grant date. The RSUs also have a long-term vesting component to provide an incentive to these Named Executive Officers to remain employed by us.

In February 2012, the Board granted 78,750 performance-based RSUs to Mr. Bradbury and 10,000 performance-based RSUs to Dr. Weyer. These performance-based RSUs will vest based upon the extent to which we achieve our 2012 exenatide revenue plan previously approved by the Board, such that 50% to 100% of the performance-based RSUs will vest on a pro rata basis upon achievement of between 85% to 100% of the revenue plan. If Amylin does not achieve at least 85% of the revenue plan, the performance-based RSUs will not vest and will be forfeited. The Board granted these performance-based RSUs to these Named Executive Officers because of the role these officers will have in achieving this important performance metric.

In March 2012, the Board granted options to purchase the following number of shares of our common stock to the Named Executive Officers: Mr. Bradbury: 300,000 shares; Mr. Foletta: 120,000 shares; Mr. Gergen: 100,000 shares; Ms. Lloyd: 110,000 shares; and Dr. Weyer: 130,000 shares. The options fully vest over four years with one-fourth of the option grant vesting on the first year anniversary of the grant date and in equal monthly installments for three years thereafter. The options have a term of seven years. The options are exercisable at a price of $16.02 per share which is equal to the closing price of our common stock on the date of grant. The Board also granted RSUs to our Named Executive Officers in the following amounts: Mr. Bradbury: 30,000 shares, and 10,000 shares to each of Mr. Foletta, Mr. Gergen, Ms. Lloyd and Dr. Weyer. One third of these restricted stock units vest on each anniversary of the grant date and become fully vested on the third anniversary of the grant date. The Committee granted these restricted stock units to further align our executive officer’s interests with those of our stockholders and as an incentive to the executive officers to remain employed by us over the course of the three-year vesting period. In addition, the Board granted performance-based RSUs to our Named Executive Officers in the following amounts: Mr. Bradbury: 105,000 shares; Mr. Foletta: 40,000 shares; Mr. Gergen: 25,000 shares; Ms. Lloyd: 40,000 shares; and Dr. Weyer: 25,000 shares. These performance-based RSUs will vest only to the extent we achieve certain cumulative product revenue targets over a two-year measurement period consisting of fiscal years 2012 and 2013 and if the Named Executive Officer remains employed by us through the first quarter of 2015. Fifty percent of the shares earned based upon achievement of the performance metric will vest in the first quarter of 2014 while the remaining fifty percent will vest in the first quarter of 2015. To the extent this business objective and/or the required length of service are not achieved, the performance-based RSUs will be forfeited. The Board granted these performance-based RSUs because of the importance of this performance metric and to provide a long-term, time-based incentive to remain employed by us.

Option Grant Practices

After the end of the fiscal year, the Board or Compensation Committee approves, at its discretion, an annual option grant for certain employees, including executive officers, generally at the first regular committee meeting scheduled up to a year in advance. In 2011, annual option grants were approved for a large number of our employees, including our executive officers, at a regular pre-scheduled meeting held in March 2011. The exercise price for these options was based on the closing price of our common stock on the date the grant was approved. As is typical, our executive officers assist the Board and its committees in setting option grant dates only to the extent they assist the Board with scheduling these meetings. These meetings are scheduled independently of the release of material information about Amylin and our executive officers are otherwise not involved in setting option grant dates.

Our newly hired executive officers, as well as all newly hired eligible employees, receive an option grant that is effective as of the tenth day of the month following the month in which they commence employment. This results in a situation in which the effective date of the grant and the exercise price are established on a date following the date the Compensation Committee approved the executive officer’s new-hire option grant. We grant these stock options as a recruitment incentive and so that officers and employees are motivated as owners on their first day of employment with us.

Under the terms of our 2003 Non-employee Directors’ Plan, our non-employee directors receive an automatic option grant upon joining our board and upon their re-election at our annual stockholder meeting. This plan also permits the granting of RSUs to directors. Options automatically granted under the plan have an exercise price equal to the closing price of our common stock on the date of grant. Therefore, future options granted to our directors pursuant to this plan will generally be granted on the date they initially join our Board or the date of our annual stockholder meeting and will have an exercise price equal to the closing price of our common stock on that date. We schedule the date of our annual stockholder meeting several months in advance and independent of the release of material information about Amylin.

2001 Employee Stock Purchase Plan

Our employees, including executive officers, are eligible to participate in our 2001 ESPP, which is a qualified plan approved by our stockholders. Under the 2001 ESPP, participants may elect to participate in offerings to purchase shares of our common stock using payroll deductions of up to fifteen percent of their eligible compensation, subject to a maximum of $25,000 per calendar year. Our Compensation Committee has approved a series of six-month offerings that will end on August 31, 2014. We expect to provide further offerings to employees after this date. At the end of each six month offering, the participants’ accumulated payroll deductions are used to purchase shares of our common stock at a price equal to the lesser of (i) eighty-five percent of the fair market value of our common stock on the first day of the six-month offering or (ii) eighty-five percent of the fair market value of our common stock on the final day of the offering. We established this purchase price formula based on prevailing market practice and in order to provide an attractive purchase price to encourage participation in the plan and meaningful equity ownership among our employees.

As with our other equity compensation, we established the 2001 ESPP to provide an additional opportunity for our employees to become stakeholders in our future financial success and to enable them to participate as stockholders in our growth. We believe that employees who own shares of our common stock will be motivated to exert maximum efforts to contribute to our success. We also established the 2001 ESPP as a means of creating incentive to retain the services of our current employees and to secure the services of new employees. To the extent executive officers choose to participate in this plan, such participation is consistent with our objective of creating a significant portion of success-based compensation for our executives.

Employee Stock Ownership Plan (ESOP)

Our employees, including our executive officers, are eligible to participate in our ESOP, which is a qualified plan that was approved by our Board of Directors in 2007. Under the terms of the ESOP, we make annual contributions of shares of our common stock valued at 10% of an employee’s prior year eligible compensation to the employee’s account subject to annual statutory limits for qualified benefit plans. The number of shares each employee receives is based on the fair market value of our common stock on the contribution date. Employees become fully vested on a pro-rata annual basis within four years of participation in the ESOP and generally receive the common shares when they terminate employment with us or become eligible to diversify out of stock into other investment options within the plan. We adopted the ESOP to continue providing long-term equity compensation to many of our employees in lieu of traditional stock option grant levels and as a vehicle to assist employees in preparing for their retirement and to further align our employees’ interests with those of our stockholders. The contribution level was chosen to provide meaningful long-term equity ownership in the company. In addition, the four-year vesting schedule is designed to encourage employees and executive officers to remain employed by us. The value of the common stock contributed for the 2011 plan year to the ESOP accounts of each of our Named Executive Officers is included in the Summary Compensation Table and is accompanied by an explanatory footnote to that table.

401(k) Plan

All of our employees, including our executive officers, are generally eligible to participate in our 401(k) plan. Since 1997, our Board has approved a discretionary 401(k) matching contribution in common stock for all

401(k) plan participants. Employees have the ability to diversify their holdings out of our common stock at any time. Matching contributions vest pro rata over the first four years of the participant’s employment with us. Our Board approved a matching contribution for 2011 equal to fifty percent of the first six percent of eligible earnings each participant contributed to the plan.

Our equity based matching contribution to our employee 401(k) plan is intended to provide an incentive for our employees to save on a tax-advantaged basis for their retirement. By providing this matching contribution, we also hope to further align our employees’ interests with those of our stockholders by encouraging stock ownership. In addition to using the 401(k) matching contribution as a new hire recruitment incentive, the four-year vesting schedule is designed to encourage employees and executive officers to remain employed by us. Finally, providing a 401(k) match in shares of our common stock, rather than a matching cash contribution, is consistent with our objective of providing a significant amount of success-based compensation to our executive officers and further aligning their interests with those of our stockholders. The value of common stock contributed in 2011 to the 401(k) plans of each of our Named Executive Officers is included in the Summary Compensation Table and is accompanied by an explanatory footnote to that table.

Other Elements of Compensation

Deferred Compensation Plan

We maintain a Non-Qualified Deferred Compensation Plan, which we refer to as our 2001 Deferred Compensation Plan, that allows executives to defer receipt of portions of their salary and/or cash bonus into bookkeeping accounts that permits the executives to select from a range of phantom investment alternatives that mirror the gains and/or losses of several different investment funds. Under the terms of the plan, in 2011 employee participants were permitted to defer up to 80% of their salary and up to 80% of their annual cash bonus until termination of employment, a specified date, or a change in control of the company as elected by the participant at the time of deferral. The plan also permits the deferral of up to 100% of the shares of our stock that would otherwise be delivered upon the vesting of time-based vested and performance-based vested RSUs. We are not required to make any contributions to the 2001 Deferred Compensation Plan, nor do we fund the plan. Participants have an unsecured contractual commitment by the company to pay the amount due under the plan, which remains subject to the claims of our general creditors. When such payments are due, cash will be distributed from our general assets.

Earnings for each of our Named Executive Officers under our 2001 Deferred Compensation Plan are shown in the Nonqualified Deferred Compensation Table below. The table also shows the amount of each officer’s contributions during 2011, as well as the ending balance of each account as of December 31, 2011.

Perquisites and Certain Benefits

Prior to 2011, all of our employees, including our executive officers, automatically received a cash payout for accrued and unused vacation time in excess of 240 hours. All cash compensation paid to our Named Executive Officers in 2009 and 2010 in lieu of accrued vacation is disclosed in the Summary Compensation Table and is accompanied by an explanatory footnote to that table.

Ms. Lloyd joined us in February 2007. Relocating to San Diego can involve considerable expense and, in order to incentivize employees to move to San Diego, we have found it necessary to institute a relocation policy which provides for reimbursement of relocation expenses and tax assistance for such expenses that relocating employees would not otherwise incur. Accordingly, in order to provide proper incentive for Ms. Lloyd to relocate to San Diego, we reimbursed her for certain relocation expenses including tax assistance to help offset the financial burden associated with her relocation. These reimbursed relocation expenses and tax gross ups are disclosed in the Summary Compensation Table and are accompanied by an explanatory footnote to that table. We generally do not provide tax gross ups for other types of benefits provided to executive officers. As disclosed in the Summary Compensation Table, prior to his appointment as an executive officer, Dr. Weyer received a small gross up in connection with a performance recognition gift he received in 2009.

As with all our employees, we pay the premiums for term life insurance offered to our executive officers as part of the benefit package we offer. The amount of insurance premium we paid in 2011 on behalf of each of our Named Executive Officers is disclosed in the Summary Compensation Table and is accompanied by an explanatory footnote to that table.

Change In Control and Severance Payments

Under the terms of our Amended and Restated Officer Change in Control Severance Benefit Plan, or the Change in Control Plan, each of our officers is entitled to receive severance payments and other benefits if his or her employment is terminated for certain reasons, or covered terminations, during the period beginning ninety days prior to and ending 13 months following the effective date of a change in control of the company. This double-trigger Change in Control Plan provides that covered terminations include voluntary resignations as a result of a material reduction in base salary and a material diminution of the officer’s authority, duties and responsibilities which, in the case of our chief executive officer, includes no longer reporting directly to our board of directors or the board of directors of a successor company and in the case of our chief financial officer, includes the occurrence of a material diminution in the authority, duties or responsibilities of the supervisor to whom the chief financial officer is required to report.

The Change in Control Plan provides salary continuation benefits upon a covered termination as follows: (i) chief executive officer and/or president: 36 months; (ii) other executive officers: 24 months; and (iii) non-executive officers: 18 months. The plan provides for lump sum bonus payments for officers equal to a specified percentage of their then-current annual target bonus as follows: (i) chief executive officer and/or president: 300%; (ii) other executive officers: 200%; and (iii) non-executive officers: 100%. Under the plan, officers would also receive a lump sum reimbursement for 18 months of medical and dental COBRA payments. The amounts provided under the amended plan were determined based on the Compensation Committee’s review of competitive market data and, in keeping with our overall compensation objective of attracting and retaining top talent, the committee’s assessment of amounts required to provide sufficient incentive to attract and retain qualified management personnel. Potential payments under this plan did not affect and were not affected by decisions made with respect to compensation paid in 2011 to our Named Executive Officers. Further, if within 90 days prior to, or within 13 months following, the effective date of certain specified change in control transactions, an officer’s employment terminates without cause or under certain other specified circumstances, then the vesting and exercisability of the options and the vesting of any other equity awards held by such officer that were issued under our 2001 Equity Incentive Plan and 2009 EIP shall accelerate in full.

In the event that payments made under the Change in Control Plan would be considered “parachute payments” subject to excise taxes under Section 280G of the Internal Revenue Code, an executive officer will have the option of receiving the total amount of such payment and be subject to all applicable taxation including the excise tax or a lesser payment to provide the most favorable after-tax benefit under the plan. We will not pay any “gross up” or additional amount to such executive to offset the impact of such excise tax.

Mr. Bradbury became our Chief Executive Officer in March 2007. In connection with his promotion to this position we entered into an employment agreement with Mr. Bradbury under which we will pay him severance benefits in certain circumstances. The benefits include a payment of 12 months base salary and target bonus and continued company benefits for 12 months following such termination. We agreed to pay Mr. Bradbury these severance benefits to provide adequate incentive to him to assume the responsibilities as our Chief Executive Officer.

Compensation Recapture (“Clawback”) Policy

Our Compensation Committee has adopted a compensation recapture, or “clawback,” policy that enables us to recover previously paid compensation under certain circumstances in which compensation paid to certain senior management employees, including our Named Executive Officers, may not have been reflective of actual corporate performance.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines that are applicable to each of our directors and officers. Members of our Board are required to own shares of our stock with a value equal to $150,000, or three times their annual retainer fee. Our officers are required to own shares of our common stock with a value equal to a specific multiple of such officer’s base salary as indicated in the table below. Directors and officers are required to meet these guidelines within five years of becoming subject to them. At the end of our last fiscal year, officers subject to the stock ownership guidelines were either compliant with the guidelines or were progressing toward compliance.

Officer Level	Market Value of Shares Owned as a Multiple of Base Salary
Chief Executive Officer	4x
Senior Vice President and above	2x
Vice President	1x

Accounting and Tax Considerations

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Chief Executive Officer or any of the four most highly compensation officers. Performance based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). Although we consider the impact of this rule when developing and implementing our executive compensation programs, we believe it is important to preserve flexibility in designing compensation programs. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). While our stock options are intended to qualify as “performance based compensation” (as defined by the Code), amounts paid under our other compensation programs may not qualify.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Amylin under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with members of management and, based on that review and discussion, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the annual report on Form 10-K for the fiscal year ended December 31, 2011.

The Compensation and Human Resources Committee

Adrian Adams, Chair

Teresa Beck

Karin Eastham

Summary Compensation Table

The following table sets forth in summary form information concerning the compensation earned by our Chief Executive Officer, our Chief Financial Officer and each of our other three most highly compensated executive officers during the fiscal year ended December 31, 2011, who were serving as executive officers as of December 31, 2011. We refer to these individuals collectively as our Named Executive Officers.

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock awards ($)(3)	Option awards ($)(4)	Non equity incentive plan compensation ($)(5)	All other Compensation ($)(6)		Total ($)
Daniel M. Bradbury President and Chief Executive Officer	2011	675,000	—	914,863	1,846,500	972,000	969		4,409,332
	2010	675,000	—	1,832,850	2,248,025	-0-	969		4,756,844
	2009	662,019	—	31,850	2,201,880	814,280	726		3,710,755

Mark G. Foletta Senior Vice President, Finance, Chief Financial Officer	2011	419,750	—	377,540	590,880	302,220	958		1,691,348
	2010	419,750	—	302,000	449,605	-0-	25,174	(7)	1,196,529
	2009	411,678	—	31,850	495,423	253,180	16,870	(7)	1,209,001

Mark J. Gergen Senior Vice President, Corporate Development	2011	390,000	—	377,540	517,020	280,800	889		1,566,249
	2010	390,000	—	392,050	629,447	-0-	8,389	(8)	1,419,886
	2009	382,500	—	31,850	467,900	235,240	726		1,118,216

Marcea Bland Lloyd Senior Vice President, Chief Administrative Officer and General Counsel	2011	400,125	—	482,750	443,160	288,090	913		1,615,038
	2010	400,125	—	392,050	539,526	-0-	2,034	(9)	1,333,735
	2009	392,435	50,000	31,850	467,900	241,350	118,111	(9)	1,301,646

Christian Weyer, M.D. Senior Vice President, Research & Development	2011	370,192	—	332,450	923,250	266,540	855		1,893,287
	2010	317,273	—	152,517	240,089	-0-	11,374	(10)	721,253
	2009	262,983	—	31,850	110,094	128,760	11,069	(10)	544,756

(1)	Salary amounts deferred under our 2001 Deferred Compensation Plan are shown in the footnotes to the Nonqualified Deferred Compensation Table.

(2)	Amounts shown in this column represent sign-on bonuses paid in the years indicated.

(3)	Amounts shown in this column are the aggregate grant date fair value of stock awards granted during the year indicated calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions for stock-based compensation, see Note 1 to our 2011 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 under the caption “Accounting for Stock-based Compensation.” Amounts shown in this column consist of discretionary matching contributions we made in the form of our common stock under our 401(k) plan, mandatory contributions we made in the form of our common stock under our ESOP and performance-based restricted stock units, or RSUs, granted under our 2009 EIP.

In 2011, 2010 and 2009, we made discretionary matching contributions in form of shares of our common stock under our 401(k) plan equal to 50% of the first 6% of eligible earnings contributed to the plan, subject to statutory limitations. The maximum amount of earnings eligible for matching contributions was $16,500 in 2011, 2010 and 2009. The total amount of compensation deferred under our 401(k) plan for each Named Executive Officer in 2011, 2010 and 2009 is set forth in the table below:

Name	2011($)	2010($)	2009($)
Daniel M. Bradbury	22,000	16,500	16,500
Mark G. Foletta	16,500	16,500	16,500
Mark J. Gergen	16,500	16,500	16,500
Marcea Bland Lloyd	22,000	22,000	20,500
Christian Weyer, M.D.	16,500	16,500	16,500

In 2007, our Board adopted our ESOP, under which we make mandatory annual contributions to eligible employees equal to 10% of eligible compensation, subject to statutory limitations. The amounts shown in this column represent the total number of shares received by the Named Executive Officers for the fiscal year under our 401(k) plan, our ESOP and RSUs multiplied by the fair market value of our common stock on the appropriate date of determination. The dates of determination (and fair market values per share) for the 2011, 2010 and 2009 401(k) matching contribution were February 1, 2012 ($15.53 per share), February 1, 2011 ($16.23 per share) and February 1, 2010 ($17.83 per share), respectively. The date of determination (and fair market value per share) for the 2011, 2010 and 2009 ESOP contribution were March 6, 2012 ($16.02 per share), March 1, 2011 ($15.03 per share) and February 2, 2010 ($18.01 per share), respectively. The dates of determination (and fair market value per share) for the 2011 and 2010 RSU grants were March 1, 2011 ($15.03 per share) and February 2, 2010 ($18.01 per share), respectively. The total number of shares received by each of our Named Executive Officers for 2011, 2010 and 2009 under our 401(k) plan, ESOP and 2009 EIP are set forth in the table below (amounts shown in this table have been rounded to whole share amounts):

Name	Year	401(k)	ESOP	2009 EIP
Daniel M. Bradbury	2011	473	1,529	58,750
	2010	453	1,630	100,000
	2009	412	1,360	n/a
Mark G. Foletta	2011	473	1,529	23,000
	2010	453	1,630	15,000
	2009	412	1,360	n/a
Mark J. Gergen	2011	473	1,529	23,000
	2010	453	1,630	20,000
	2009	412	2,550	n/a
Marcea Bland Lloyd	2011	473	1,529	30,000
	2010	453	1,630	20,000
	2009	412	1,360	n/a
Christian Weyer, M.D.	2011	473	1,529	20,000
	2010	453	1,630	6,700
	2009	412	1,360	n/a

(4)	Amounts shown in this column are the aggregate grant date fair value of option awards granted during the year indicated calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions for stock-based compensation, see Note 1 to our 2011 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 under the caption “Accounting for Stock-based Compensation.”

(5)

Amounts listed in this column were awarded for corporate performance in the relevant fiscal year but were paid in March of the following fiscal year. In 2010, the Compensation Committee accepted management’s recommendation to not pay cash bonuses because we did not receive approval for BYDUREON™ during that year. Accordingly, we did not pay our Named Executive Officers a cash bonus despite the fact that some of the corporate performance goals had been achieved. Amounts deferred under our 2001 Deferred Compensation Plan are shown in the footnotes to the Nonqualified Deferred Compensation Table below.

(6)	Except where otherwise noted, amounts shown in this column include term life insurance premiums we paid for each Named Executive Officer.

(7)	In addition to the amounts described in footnote 6 above, included in “all other compensation” for Mr. Foletta are the sums of $24,216 and $16,144, representing compensation received in lieu of accrued vacation for 2010 and 2009, respectively.

(8)	In addition to the amounts described in footnote 6 above, included in “all other compensation” for Mr. Gergen is the sum of $7,500 representing compensation received in lieu of accrued vacation for 2010.

(9)	In addition to the amounts described in footnote 6 above, included in “all other compensation” for Ms. Lloyd in 2010 is the sum of $1,121 representing taxable relocation reimbursements, including tax gross ups of $516. Included in “all other compensation” for Ms. Lloyd in 2009 is the sum of $117,385 representing taxable relocation reimbursements, including tax gross ups of $51,004.

(10)	In addition to the amounts described in footnote 6 above, included in “all other compensation” for Dr. Weyer is the sum of $10,601 and $10,313 representing compensation received in lieu of accrued vacation for 2010 and 2009, respectively. Also included in “all other income” is the tax gross up amount of $143.14 received in 2009 in connection with a performance recognition gift received by Dr. Weyer prior to his appointment as an executive officer of the Company.

Employment Agreements and Arrangements

With the exception of Mr. Bradbury, with whom we have a written employment agreement, we maintain oral at-will employment relationships with each of our currently serving Named Executive Officers: Mark G. Foletta, Mark J. Gergen, Marcea Bland Lloyd and Christian Weyer, M.D. Each of these executive officers receives our normal and customary employment benefits, generally on the same terms as all of our employees. The benefits include the right to (i) participate in our 401(k) Plan and our 2001 ESPP, and (ii) receive stock option grants and other equity awards under our 2009 EIP, stock grants under our ESOP and cash bonuses under our cash bonus plan. Each of our Named Executive Officers is also eligible, along with all of our employees holding the title of vice-president and above, to participate in our 2001 Deferred Compensation Plan and the Change in Control Plan. The benefits payable to our Named Executive Officers under our Change in Control Plan are more fully described below under the heading “Potential Payments upon Termination or Change in Control.” We also have customary indemnification agreements with our officers, including our Named Executive Officers.

On March 7, 2007, we entered into an employment agreement with Daniel M. Bradbury in connection with his appointment as President and Chief Executive Officer. Pursuant to the agreement, Mr. Bradbury is paid an annual cash salary and is eligible to participate in our annual cash bonus plan, with a target bonus equal to one hundred percent of his base salary. At the time we entered into this agreement with Mr. Bradbury, we granted him a one-time only option to purchase 450,000 shares of our common stock under our 2001 EIP, which fully vested four years from the date of grant. The agreement also provides that Mr. Bradbury will be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to our executive or key management employees and in the event of termination of employment without cause, Mr. Bradbury will be entitled to severance benefits including a payment equal to 12 month’s base salary and target bonus and continued company benefits for 12 months following such termination.

Additional discussion of the amounts listed in the Summary Compensation Table and an explanation of the amount of salary and incentive bonus paid to our Named Executive Officers in 2011 in proportion to total compensation can be found in the Compensation Discussion and Analysis in this proxy statement.

Grants of Plan-Based Awards For 2011

The following table provides information regarding each grant awarded to our Named Executive Officer for the fiscal year ended December 31, 2011.

Name	Grant date		Date of Board action granting award		Estimated possible payouts under non-equity incentive plan awards(1)			Estimated possible payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units (#)(3)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)(4)
					Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Daniel M. Bradbury					-0-	675,020	1,147,500
	3/01/2011											250,000	15.03	1,846,500
	3/01/2011										25,000			375,750
	3/01/2011							0	33,750	33,750				507,263
	2/01/2012	(5)	12/05/2011								473			7,350
	12/31/2011	(6)	12/05/2007	(7)							1,529			24,500

Mark G. Foletta					-0-	209,875	356,788
	3/01/2011											80,000	15.03	590,880
	3/01/2011										15,000			225,450
	3/01/2011							0	8,000	8,000				120,240
	2/01/2012	(5)	12/05/2011								473			7,350
	2/31/2011	(6)	12/05/2007	(7)							1,529			24,500
Mark J. Gergen					-0-	195,000	331,500
	3/01/2011											70,000	15.03	517,020
	3/01/2011										15,000			225,450
	3/01/2011							0	8,000	8,000				120,240
	2/01/2012	(5)	12/05/2011								473			7,350
	12/31/2011	(6)	12/05/2007	(7)							1,529			24,500

Marcea Bland Lloyd					-0-	200,063	340,106
	3/01/2011											60,000	15.03	443,160
	3/01/2011										15,000			225,450
	3/01/2011							0	15,000	15,000				225,450
	2/01/2012	(5)	12/05/2011								473			7,350
	12/31/2011	(6)	12/05/2007	(7)							1,529			24,500
Christian Weyer, M.D.					-0-	187,500	318,750
	3/01/2011											125,000	15.03	923,250
	3/01/2011										10,000			150,300
	3/01/2011							0	10,000	10,000				150,300
	2/01/2012	(5)	12/05/2011								473			7,350
	12/31/2011	(6)	12/05/2007	(7)							1,529			24,500

(1)	The amounts shown in these columns represent the threshold, target and maximum payout levels under our annual bonus plan for 2011 performance. The potential payouts for Named Executive Officers are one hundred percent performance driven.

(2)	The amounts shown in these columns represent the threshold, target and maximum vesting levels of these performance-based RSUs. These RSUs will vest in full if the performance metric is achieved and will expire and be completely forfeited if the performance metric is not achieved.

(3)	Amounts shown in this column have been rounded to whole share amounts.

(4)	Amounts shown in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions for stock-based compensation, see Note 1 to our 2011 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 under the caption “Accounting for Stock-based Compensation.” The grant date fair value of RSUs and other stock awards is based on the closing price of our common stock on the date of grant.

(5)	These shares were granted under our 401(k) plan.

(6)	These shares were granted under our ESOP.

(7)	Represents the date upon which the Board approved our ESOP.

The option and RSU award grants listed above were granted pursuant to the terms of our 2009 EIP. The options were granted at an exercise price equal to the closing price of shares of our common stock on the NASDAQ Stock Market on the date of grant shown above. The options listed above generally fully vest on the fourth anniversary of the date of grant with one-fourth of the option vesting on the first anniversary of the date of grant and in equal monthly installments for three years thereafter. These options expire seven years from the date of grant. Time-based vesting RSUs listed above vest in three equal annual installments from the date of grant, becoming full-vested on the third anniversary of the grant date. The performance-based RSUs listed above vested upon the commercial launch of BYDUREON™ in the United States. Additional narrative discussion of our 2011 RSU grants, our 2011 option grants and our option grant practices can be found in the Compensation Discussion and Analysis of this proxy statement.

In December 2011, the Compensation Committee approved a 401(k) matching award in the form of shares of our common stock to employees equal to 50% of up to the first six percent of eligible earnings contributed to their individual 401(k) accounts. In order to allow for all potential 401(k) contributions through the end of 2011, the stock award was granted on February 1, 2012 and valued using of the closing price of our common stock on that date of $15.53 per share. Under the terms of our 401(k) plan, matching stock awards vest in equal annual installments over four years from the employee’s start date. Additional narrative discussion of our 2011 401(k) matching stock grant practices can be found in the Compensation Discussion and Analysis of this proxy statement.

In December 2007, the Board established the ESOP which provides for annual mandatory stock awards to eligible employees equal to 10% of their eligible plan year income up to qualified plan limits. Employees generally earn the right to receive the stock awards if they are employed by us on December 31st of each plan year. The number of shares received by each of our Named Executive Officers for the 2011 plan year was determined by dividing 10% of eligible 2011 compensation by the closing price of our common stock on March 6, 2012 of $16.02 per share. Under the terms of the ESOP, all stock awards received under the ESOP vest in equal annual installments over four years from the employee’s participation in the plan. Additional narrative discussion of the annual ESOP stock award can be found in the Compensation Discussion and Analysis of this proxy statement.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards granted under our 2001 EIP and 2009 EIP held by our Named Executive Officers as of December 31, 2011.

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(1)	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)(2)	Market value of shares of stock that have not vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)(3)
Daniel M. Bradbury	36,000	—	11.95	8/02/12	25,000	284,500	100,000	(4)	1,138,000
	100,000	—	18.85	5/12/13			33,750	(5)	384,075
	100,000	—	22.60	5/04/14
	110,000	—	16.54	5/25/15
	120,000	—	41.34	5/16/16
	30,000	—	47.73	6/02/16
	450,000	—	36.90	3/07/17
	257,813	17,187	24.87	3/04/15
	137,500	62,500	9.02	3/04/16
	114,583	135,417	18.01	2/02/17
	—	250,000	15.03	3/01/18

Mark G. Foletta	32,083	—	18.85	5/12/13	15,000	170,700	15,000	(4)	170,700
	40,000	—	22.60	5/04/14			8,000	(5)	91,040
	40,000	—	16.54	5/25/15
	50,000	—	41.34	5/16/16
	70,000	—	36.90	3/07/17
	65,625	4,375	24.87	3/04/15
	41,250	18,750	9.02	3/04/16
	22,917	27,083	18.01	2/02/17
	—	80,000	15.03	3/01/18

Mark J. Gergen	41,500	—	16.80	5/09/15	15,000	170,700	20,000	(4)	227,600
	3,300	—	16.54	5/25/15			8,000	(5)	91,040
	35,000	—	41.34	5/16/16
	60,000	—	36.90	3/07/17
	65,625	4,375	24.87	3/04/15
	37,813	17,187	9.02	3/04/16
	32,083	37,917	18.01	2/02/17
	—	70,000	15.03	3/01/18

Marcea Bland Lloyd	50,000	—	41.27	2/07/17	15,000	170,700	20,000	(4)	227,600
	51,563	3,437	24.87	3/04/15			15,000	(5)	170,700
	37,813	17,187	9.02	3/04/16
	27,500	32,500	18.01	2/02/17
	—	60,000	15.03	3/01/18

Christian Weyer, M.D.	1,081	—	22.60	5/04/14	10,000	113,800	6,700	(4)	76,246
	2,041	—	19.79	8/31/14			10,000	(5)	113,800
	5,563	—	16.54	5/25/15
	18,000	—	41.34	5/16/16
	14,000	—	36.90	3/07/17
	18,750	1,250	24.87	3/04/15
	13,750	6,250	9.02	3/04/16
	12,238	14,462	18.01	2/02/17
	—	125,000	15.03	3/01/18

(1)	Unvested options appearing in this column were granted under our 2001 EIP or our 2009 EIP. One-fourth of the option grant vests on the first anniversary of the grant date. Following the first anniversary of the grant date, the remaining options vest pro-rata on a monthly basis and become fully-vested on the fourth anniversary of the grant date.

(2)	Unvested RSUs appearing in this column were granted under our 2009 EIP. One-third of the RSU grant vests on an annual basis over three years and becomes fully-vested on the third anniversary of the grant date.

(3)	Values in this column are based upon the closing price of our common stock of $11.38 on the NASDAQ Stock Market on December 31, 2011.

(4)	These RSUs had a performance-based vesting component such that they would only vest if we achieved positive non-GAAP operating income for the full year of 2011. These RSUs vested in 2012 because the performance metric was achieved.

(5)	These RSUs had a performance-based vesting component such that they would only vest if we launched BYDUREON™ within two years from the date of grant. These RSUs vested in 2012 because the performance metric was achieved.

Option Exercises and Stock Vested Table

The following table contains information regarding the number of shares of common stock acquired and the value realized pursuant to the exercise of stock options, and all stock awards vested and the value realized pursuant to the vesting of stock awards, by each of our Named Executive Officers during the year ended December 31, 2011.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)(1)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(2)		Value realized on vesting ($)(3)
Daniel M. Bradbury	45,000	135,900	2,002		22,783
Mark G. Foletta	—	—	2,002		22,783
Mark J. Gergen	—	—	2,002		22,783
Marcea Bland Lloyd	—	—	4,016	(4)	55,148	(5)
Christian Weyer, M.D.	—	—	2,002		22,783

(1)	All shares acquired upon option exercise during 2011 by our Named Executive Officers were retained by the Named Executive Officers and were not simultaneously sold upon exercise of the options.

(2)	Unless otherwise noted, represents 473 shares that were vested immediately upon grant pursuant to the terms of our 401(k) plan and 1,529 shares that vested immediately upon grant pursuant to the terms of our ESOP. 401(k) matching shares vest in four equal annual installments on the anniversary of the Named Executive Officer’s employment start date. After the fourth anniversary of the employment start date, all matching shares granted under the 401(k) plan are vested immediately on the date of grant. All shares granted under the ESOP vest in one-fourth increments upon completion of 12 consecutive months of employment measured from the later of the January 1, 2007 effective date of the ESOP or the Named Executive Officer’s employment start date until all ESOP shares are fully vested upon completion of four years as a participant in the ESOP.

(3)	Unless otherwise noted, based upon the closing price of our common stock of $11.38 on the NASDAQ Stock Market on the December 31, 2011 vesting date.

(4)	Represents 403 shares that vested on the fourth anniversary of Ms. Lloyd’s employment start date and 473 shares that Ms. Lloyd became entitled to on December 31, 2011 and vested immediately upon the February 1, 2012 grant date pursuant to the terms of our 401(k) plan. Also represents 1,611 shares that vested on the fourth anniversary of Ms. Lloyd’s participation in our ESOP and 1,529 shares that Ms. Lloyd became entitled to on December 31, 2011 and vested immediately upon grant pursuant to the terms of our ESOP.

(5)	Based upon the closing price of our common stock on the NASDAQ Stock Market of $16.07 on the February 7, 2011 vesting date with respect to 2,014 shares and $11.38 on the December 31, 2011 vesting date with respect to 2,002 shares.

Nonqualified Deferred Compensation Table

The following table contains information regarding our Named Executive Officer’s participation in our 2001 Deferred Compensation Plan for the year ended December 31, 2011.

Name	Executive Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
Daniel M. Bradbury	303,750	(92,208)	—	2,177,865
Mark G. Foletta	—	(4,717)	—	398,574
Mark J. Gergen.	—	—	—	—
Marcea Bland Lloyd	—	(27,945)	—	944,911
Christian Weyer, M.D.	—	(3,812)	—	106,045

(1)	The contribution amounts contained in this column are reported in the Summary Compensation Table as follows:

Name	Salary Paid in 2011	Non-equity Incentive Plan Compensation Paid in 2011 for 2010 Performance	Other Compensation
Daniel M. Bradbury	303,750	—	—
Mark G. Foletta	—	—	—
Mark J. Gergen	—	—	—
Marcea Bland Lloyd	—	—	—
Christian Weyer, M.D.	—	—	—

(2)	The aggregate earnings amounts contained in this column have not been reported in the Summary Compensation Table because none of our Named Executive Officers received above market or preferential earnings from their deferred compensation accounts.

(3)	None of our Named Executive Officers received distributions from their deferred compensation accounts in 2011.

(4)	Amounts shown in this column include deferred compensation that was included in our Summary Compensation Tables for years prior to 2011 as follows: Mr. Bradbury: $1,666,115; Mr. Foletta: $218,139; and Ms. Lloyd: $772,158.

Our 2001 Deferred Compensation Plan is an unfunded plan designed for the purpose of providing deferred compensation to our directors and highly compensated executives. The plan allows executives to elect on an annual basis to defer receipt of portions of their salary and/or cash bonus into bookkeeping accounts with phantom investment alternatives that mirror the gains and/or losses of several different investment funds. The bookkeeping accounts are adjusted to reflect investment results resulting from fluctuations in the market value of the phantom investments. Participants may change their selected phantom investment alternatives at any time. The amounts reported in the aggregate earnings column above reflect any unrealized gains and losses, based on the increases or decreases in market value of investment funds for 2011 and realized gains, which represents interest earned during 2011 on deferred compensation.

Under the terms of the plan, in 2011 executive participants were permitted to defer up to 80% of their salary and up to 80% of their annual cash bonus. Elections must be made by December 31st of each year to defer salary compensation that will be earned during the following year, and are irrevocable after that date. Elections to defer bonus compensation must be made no later than six months prior to the end of calendar year, which is the applicable performance period to which the bonus relates, in accordance with applicable tax compliance requirements.

Executive participants may elect to receive a distribution of their account balance either in a lump sum or annual installments of up to 15 years, and may elect to commence payment either upon termination of employment, or a date specified by the executive at the time of initial deferral. Executives may also elect at the time of deferral to receive payment of their account balance in the event of a change of control of the company. Any changes in the executive’s distribution election are permitted only if made in accordance with applicable tax compliance requirements governing nonqualified deferred compensation plans. Any payments made to executives upon termination of employment will be delayed six months if required by applicable tax compliance requirements. Notwithstanding the executive’s election, for distributions made upon a termination of employment, annual installment payments are permitted under the plan only if at the time of termination the executive has attained age 65, or age 55 with 5 years of service with the company, or the termination is due to the executive’s death or disability. Executives may be entitled to receive earlier payments of their account balances through certain unforeseeable emergency withdrawals.

Amounts deferred by the executives are not subject to income tax until payment, but are subject to the Federal Insurance Contributions Act tax at the time of deferral. We are not required to make any contributions to the 2001 Deferred Compensation Plan, nor do we fund the plan. Participants have an unsecured contractual commitment by the company to pay the amount due under the plan. When such payments are due, cash will be distributed from our general assets.

Pension Benefits

We have no pension plans.

Potential Payments Upon Termination or Change In Control

Termination

Employment Agreement Provisions

Other than Mr. Bradbury, we have not entered into employment agreements with any of our Named Executive Officers. Mr. Bradbury has served as our President and Chief Executive Officer since March 1, 2007. On March 7, 2007, we entered into an employment agreement with Mr. Bradbury effective upon his promotion to that position. Mr. Bradbury’s employment is “at-will”, and his employment agreement can be terminated by us or by him at any time. Under the terms of his employment agreement, if Mr. Bradbury is terminated by us without cause or if he resigns for good reason, he will be entitled to severance benefits including a payment of 12 months base salary and target bonus, and continued company benefits for 12 months following such termination. Mr. Bradbury’s employment agreement also provides that if his employment terminates for any reason other than by us without cause or by him for good reason, he will be entitled to base salary and accrued and unused vacation benefits earned through the date of such termination at the rate in effect at that time.

Equity Awards

Under the provisions of our 2001 EIP and our 2009 EIP, vested options, including those held by our Named Executive Officers, remain exercisable for a period of 90 days or 3 months, respectively, following termination of services to Amylin other than for death or disability if the option does not otherwise expire during that period. If services to Amylin are terminated as a result of death or disability, vested options granted under the 2001 EIP and the 2009 EIP remain exercisable for a period of 12 months following such termination if the option does not otherwise expire during the 12-month period. For options granted after May 2003, optionees, including our Named Executive Officers, who retire at the age of 55 or older and who have provided five or more years of continuous service to Amylin at the date of retirement have the earlier of five years following their retirement or the option’s expiration date to exercise their option.

Deferred Compensation

Our Named Executive Officers participate in our 2001 Deferred Compensation Plan which permits the deferral of a portion of their compensation as described in the narrative description following the Nonqualified Deferred Compensation Table above. The last column in the Nonqualified Deferred Compensation Table above reports each Named Executive Officer’s aggregate plan balance as of December 31, 2011. At the time of deferral the Named Executive Officers may elect to receive a distribution of their deferred compensation account balance upon termination of employment, a specified date, and/or a change in control of the company. The Named Executive Officers may elect to receive a distribution of their account balance either in the form of a lump sum or annual installment payments of up to 15 years, and may elect a different form of distribution upon a change in control than that elected for other distribution events. Notwithstanding the executive’s election, for distributions made upon a termination of employment, annual installment payments are permitted under the plan only if at the time of termination the executive has attained age 65, or age 55 with 5 years of service with the company, or the termination is due to the executive’s death or disability. Executives may be entitled to receive earlier payments of their account balances through certain unforeseeable emergency withdrawals.

Change In Control

In August 2007, the Compensation Committee approved amendments to our double-trigger Change in Control Plan which was originally adopted in February 2001. Under the amended double-trigger plan, each of our officers, including our Named Executive Officers, is entitled to receive severance payments and other benefits if his or her employment is terminated for certain reasons, or covered terminations, during the period beginning ninety days prior to and ending 13 months following the effective date of a change in control of Amylin. The amended plan clarifies that covered terminations include voluntary resignations as a result of a material reduction in base salary and a material diminution of the officer’s authority, duties and responsibilities which, in the case of our chief executive officer, includes no longer reporting directly to our board of directors or the board of directors of a successor company and in the case of our chief financial officer, includes the occurrence of a material diminution in the authority, duties or responsibilities of the supervisor to whom the chief financial officers is required to report.

The double-trigger Change in Control Plan provides our officers salary continuation benefits upon a covered termination as follows: (i) the chief executive officer and/or president would receive 36 months salary continuation; (ii) other executive officers would receive 24 months salary continuation; and (iii) non-executive officers would receive 18 months salary continuation. The Change in Control Plan also provides our officers lump sum bonus payments upon a covered termination equal to a specified percentage of their then-current annual target bonus as follows: (i) the chief executive officer and/or president would receive 300% of his target bonus; (ii) other executive officers would receive 200% of their target bonus; and (iii) non-executive officers would receive 100% of their target bonus. The Change in Control Plan also reimburses our officers for medical and dental COBRA payments for 18 months and clarifies that all then-outstanding unvested options and equity grants awarded prior to being promoted to an officer position and held by officers at the time of termination immediately vest in full. Officers would receive these benefits upon a covered termination provided they are not a party to any agreement with us that would not be superseded by the Change in Control Plan. As of the date of this proxy statement, none of our Named Executive Officers had separate agreements with us regarding change of control or severance benefits that supersede the Change in Control Plan.

To receive benefits under the Change in Control Plan, a recipient must execute a release of claims in favor of Amylin. Further, any benefits being paid under the plan will terminate immediately if at any time the recipient of such benefits violates any proprietary information, confidentiality or non-solicitation obligation to Amylin.

Options granted to officers under the 2001 EIP and 2009 EIP have included, and it is expected that options granted to officers under the 2009 EIP will continue to include, certain change in control provisions. The 2001 EIP and 2009 EIP provide that, in the event of a sale, lease or other disposition of all or substantially all of our assets or specified types of mergers or consolidations (each referred to as a corporate transaction), any surviving or acquiring corporation shall either assume awards outstanding under the 2001 EIP and 2009 EIP or substitute similar awards for those outstanding under the 2001 EIP and 2009 EIP. If any surviving corporation declines to assume awards outstanding under the 2001 EIP and 2009 EIP or to substitute similar awards, then, with respect to participants whose service has not terminated as of the time of such corporate transaction, the vesting and the time during which such awards may be exercised will be accelerated in full, and all outstanding awards will terminate if the participant does not exercise such awards at or prior to the corporate transaction.

Further, if within 90 days prior to, or within 13 months following, the effective date of certain specified change in control transactions, an officer’s employment terminates without cause or under certain other specified circumstances, then the vesting and exercisability of the options and the vesting of any other equity awards held by such officer that were issued under the 2001 EIP and 2009 EIP shall accelerate in full.

The following table summarizes the value of payments our Named Executive Officers would have received had their employment relationship with us been terminated without cause on the last business day of our most recently completed fiscal year in connection with a change in control.

Name	Salary Continuation and Bonus Payment($)(1)		Acceleration of Equity Awards($)(2)	COBRA Payments($)(3)	Total($)
Daniel M. Bradbury	4,050,000	(4)	1,954,075	22,779	6,026,854
Mark G. Foletta	1,259,250		476,690	22,779	1,758,719
Mark J. Gergen	1,170,000		529,901	22,779	1,722,680
Marcea Bland Lloyd	1,200,375		609,561	15,666	1,825,602
Christian Weyer, M.D.	1,125,000		318,596	22,779	1,466,375

(1)	Unless otherwise indicated, amounts shown in this column represent 24 months of salary continuation paid out over a 24-month period following December 31, 2011 and a lump-sum bonus paid on December 31, 2011 equal to two hundred percent of the Named Executive Officer’s 2011 target bonus amount. All amounts in this column are based on the Named Executive Officer’s base salary in effect on December 31, 2011.

(2)	Amounts shown in this column represent (i) the value of in-the-money unvested options granted under the 2001 EIP and 2009 EIP that would have accelerated if the Named Executive Officer was terminated on December 31, 2011 in connection with certain change in control events and are based on the difference between the market value per share of our common stock on that date and the exercise price of the respective options and (ii) the value of RSUs that would have accelerated if the Named Executive Officer was terminated on December 31, 2011 in connection with certain change in control events and are based on multiplying the number of RSUs that would have accelerated by the market value per share of our common stock on December 31, 2011.

(3)	Amounts shown in this column represent 18 months of medical and dental COBRA payments based on the Named Executive Officer’s benefits in effect on December 31, 2011.

(4)	Amount represents 36 months of salary continuation paid out over a 36-month period following December 31, 2011 and a lump-sum bonus paid on December 31, 2011 equal to three hundred percent of Mr. Bradbury’s 2011 target bonus.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Amylin under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee reviews our corporate accounting and financial reporting process on behalf of the Board. The Audit Committee is comprised solely of independent directors as defined in applicable NASDAQ and SEC regulations, and operates under a written charter approved by the Board. This charter is available on the corporate governance section of our website, www.amylin.com.

Management is responsible for the financial statements, the corporate accounting and financial reporting processes, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. Our independent auditors are responsible for planning and performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States. Our independent auditors are also responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.

In this context, the Audit Committee has met and held discussions with management and our independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed with management and our independent auditors the audited financial statements for the year ended December 31, 2011, including the appropriateness, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments, and the clarity and completeness of disclosure in the financial statements, and management’s assessment of the effectiveness of internal control over financial reporting at December 31, 2011.

The Audit Committee and our independent auditors discussed the auditors’ independence from Amylin and its management, including the matters in the written disclosures required by the Public Company Accounting Oversight Board’s Rule 3526 (Communication with Audit Committees Concerning Independence). The Audit Committee also discussed with our independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380).

The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee meets with our independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal control over financial reporting, and the overall quality of our financial reporting. The Audit Committee met 11 times during 2011.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

THE AUDIT COMMITTEE:

Karin Eastham, Chair

Teresa Beck

Kathleen Behrens

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Adams, Ms. Beck and Ms. Eastham served on the Compensation Committee throughout 2011. None of these members of the Compensation Committee has ever been an officer or employee of ours or had a relationship in 2011 requiring disclosure under applicable SEC regulations. None of our executive officers currently serves, or served during 2011, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

CERTAIN TRANSACTIONS

As stated in our Code for Shared Business Conduct, we expect our directors, officers and other employees to avoid conflicts of interest that interfere with their ability to act in the best interests of Amylin. We have adopted a written policy establishing the procedures to be followed for the review, approval or ratification of any transactions between Amylin and any of its directors and/or executive officers. Upon becoming aware of any such proposed transaction, directors and executive officers notify our Chief Compliance Officer who then determines whether the transaction requires the approval of the Audit Committee of our Board of Directors. Under its written charter, the Audit Committee is responsible for reviewing and approving any related person transactions that require disclosure to our stockholders under applicable requirements. Any transactions referred to the Audit Committee must be approved by the Audit Committee prior to consummation.

Our amended and restated certificate of incorporation provides that we will indemnify our directors and officers, and may indemnify other employees and other agents, to the fullest extent permitted by law. We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify each director and officer for expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action arising out of the person’s services as a director or officer of the company. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other agents) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

We have adopted householding and a number of brokers, banks or other agents with account holders who are stockholders of Amylin will be householding our proxy materials. Stockholders who participate in householding will continue to receive separate proxy cards. Beneficial stockholders can request information about householding from their banks, brokers, other holders of record, or our Investor Relations Department. If you participate in householding and wish to receive a separate copy of our 2011 annual report and proxy statement, or if you wish to receive separate copies of future annual reports and proxy statements, please call us at 858-552-2200, extension 7299 or write to: Amylin Pharmaceuticals, Inc., Investor Relations, 9360 Towne Centre Drive, San Diego, California 92121. We will deliver the requested documents to you promptly upon your request.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Daniel M. Bradbury

President and Chief Executive Officer

San Diego, California

April 16, 2012

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC is available without charge upon written request to: Investor Relations, Amylin Pharmaceuticals, Inc., 9360 Towne Centre Drive, San Diego, California 92121.

Appendix A

AMYLIN PHARMACEUTICALS, INC.

2009 EQUITY INCENTIVE PLAN

(AMENDED BY THE BOARD MARCH 6, 2012)

(APPROVED BY THE STOCKHOLDERS MAY 15, 2012)

1.	GENERAL.

(a) The Plan is intended as the successor to and continuation of the Amylin Pharmaceuticals, Inc. 2001 Equity Incentive Plan (the “Prior Plan”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plan. Any shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the Prior Plan as of the Effective Date (the “Prior Plan’s Available Reserve”) shall become available for issuance pursuant to Stock Awards granted hereunder. From and after the Effective Date, all outstanding stock awards granted under the Prior Plan and the 1991 Stock Option Plan shall remain subject to the terms of the Prior Plan and the 1991 Stock Option Plan respectively; provided, however, any shares subject to outstanding stock options granted under the Prior Plan or 1991 Stock Option Plan that expire, terminate or otherwise cancel for any reason prior to exercise (the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(c) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, and (iii) restricted stock awards.

(d) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(e) Relationship with the Company’s 2003 Non-Employee Directors’ Stock Option Plan. All Non-Employee Director Options granted after the Effective Date shall be deemed to have been issued under and pursuant to the terms of the Plan and subject to all the terms and conditions of the Plan except to the extent otherwise provided for in the Non-Employee Directors’ Plan. In the event that any of the terms or conditions of the Plan are inconsistent with or in conflict with any of the terms or conditions of the Non-Employee Directors’ Plan or the Non-Employee Director Options, the terms and conditions of the Non-Employee Directors’ Plan or the Non-Employee Director Options shall control.

2.	DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Annual Meeting” means the annual meeting of the stockholders of the Company.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means with respect to a Participant that, in the reasonable determination of the Company, such Participant has (i) been convicted of or pleaded guilty or nolo contendere to a felony or any crime involving moral turpitude or dishonesty; (ii) participated in a fraud or act of dishonesty against the Company; (iii) willfully and materially breached a Company policy; (iv) intentionally damaged the Company’s property; (v) willfully and materially breached such Participant’s Proprietary Information and Inventions Agreement with the Company; (vi) engaged in conduct that, in the reasonable determination of the Company, demonstrates gross unfitness to serve; or (vii) repeatedly failed to satisfactorily perform job duties to which Participant previously agreed in writing. The conduct described under clauses (iii), (vi) and (vii) above will only constitute Cause if such conduct is not cured within 90 days after Participant’s receipt of written notice from the Company or the Board specifying the particulars of the conduct that may constitute Cause.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means Amylin Pharmaceuticals, Inc., a Delaware corporation.

(i) “Consultant” means any person, including an advisor, whether an individual or an entity, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A Participant’s Continuous Service shall not be deemed to have terminated by reason of a change in the capacity in which such Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which such Participant renders such service, provided that there is otherwise no interruption or termination of such Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. To the extent permitted by applicable laws, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(k) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(l) “Designated Officer” means an executive officer of the Company who has been designated by the Company’s Compensation Committee as having the authority to approve the transfer of an Incentive Stock Option or the beneficial ownership of an Incentive Stock Option incident to divorce as provided in subsection 6(d).

(m) “Director” means a member of the Board of Directors of the Company.

(n) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(o) “Effective Date” means the original effective date of this Plan document, which is May 27, 2009.

(p) “Employee” means any person employed by the Company or an Affiliate. A person shall not be deemed an Employee by reason of such person’s service as a Director and/or payments of director’s fees to such person.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t) “Non-Employee Director” means a Director who either (i) is not a current employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(u) “Non-Employee Director Option” means a nonstatutory stock option granted pursuant to the Non-Employee Directors’ Plan.

(v) “Non-Employee Directors’ Plan” means the Company’s 2003 Non-Employee Directors’ Stock Option Plan.

(w) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(x) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan or a Non-Employee Director Option.

(z) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(aa) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(bb) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an

“affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(cc) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(dd) “Plan” means this Amylin Pharmaceuticals, Inc. 2009 Equity Incentive Plan.

(ee) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ff) “Securities Act” means the Securities Act of 1933, as amended.

(gg) “Stock Award” means any right granted under the Plan, including an Option and a restricted stock award.

(hh) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ii) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 12.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Delegation to Committee.

(i) General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Committee Composition when Common Stock is Publicly Traded. Notwithstanding any contrary provision of subparagraph 3(c)(i) of this Plan, at such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 11 relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed forty-one million thirty-one thousand two hundred sixty-seven (41,031,267) shares (the “Share Reserve”), which number consists of (i) twelve million (12,000,000) shares approved by the stockholders at the 2012 Annual Meeting; plus (ii) five million (5,000,000) shares approved by the stockholders at the 2009 Annual Meeting in connection with the original approval of the Plan; (iii) the number of shares subject to the Prior Plan’s Available Reserve as of the Effective Date: three million eighty thousand four hundred forty-two (3,080,442) shares, plus (iv) an additional number of shares in an amount not to exceed twenty million nine hundred fifty thousand eight hundred twenty-five (20,950,825) shares (which number consists of the maximum potential number of Returning Shares (as of the Effective Date), if any, as such shares become available from time to time). For clarity, the Share Reserve in this Section is a limitation on the number of shares of the Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, NASDAQ Marketplace Rule 4350(i)(1)(A)(iii), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable stock exchange rules, and such issuance shall not reduce the number of shares available for issuance under the Plan. Subject to Section 4(b), the number of shares of Common Stock available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of Common Stock issued pursuant to an Option under the Plan, and (ii) one and fifty hundredths (1.50) of a share for each share of Common Stock issued pursuant to a restricted stock award under the Plan.

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as one and fifty hundredths (1.50) of a share against the number of shares available for issuance under the Plan pursuant to Section 4(a) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 4(b), then the number of shares of Common Stock available for issuance under the Plan shall increase by one and fifty hundredths (1.50) of a share.

(c) Shares Not Available for Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall no longer be available for issuance under the Plan. Also, any shares used to pay the exercise price of a Stock Award or that are withheld in satisfaction of applicable tax withholding obligations shall no longer be available for issuance under the Plan. Any shares repurchased on the open market with the proceeds of the exercise price of a Stock Award shall not again be available for issuance under the Plan.

(d) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation. Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than one million (1,000,000) shares of Common Stock during any calendar year.

(d) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of subsection 5(b) regarding the maximum term of Incentive Stock Options granted to Ten Percent Stockholders, no Incentive Stock Option or Nonstatutory Stock Option shall be exercisable after the expiration of seven (7) years from the date it was granted.

(b) Minimum Exercise Price of an Option. Subject to the provisions of subsection 5(b) regarding the minimum exercise price of Incentive Stock Options granted to Ten Percent Stockholders, the exercise price of each Incentive Stock Option and Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.1

(c) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the market rate of interest necessary to avoid a charge to earnings for financial accounting purposes.

(d) Transferability of an Incentive Stock Option. Pursuant to provisions of the Code, an Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, in the event of the Optionholder’s divorce, upon receipt of proof of such divorce, the Board in its discretion or a Designated Officer in his or her discretion may, but shall have no obligation to, amend the terms of an Incentive Stock Option to provide for either (i) the transfer of the beneficial ownership of all or a portion of the Incentive Stock Option to the Optionholder’s former spouse, or (ii) the transfer of all or a portion of the Incentive Stock Option to the Optionholder’s former spouse, provided that the transferred Option shall be deemed a Nonstatutory Stock Option to the extent required by applicable law. In addition to the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, in the event of the Optionholder’s divorce or legal separation, all or a portion of the Nonstatutory Stock Option shall be transferable upon receipt of proof of such divorce or legal separation and in accordance with the terms of such divorce or legal separation. In addition to the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

[1]	Code Section 424(a) applies to the substitution of a new option for an old option, or an assumption of an old option, by an employer corporation or a parent or subsidiary of such corporation, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation if (1) the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution or assumption over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all shares subject to the options immediately before such substitution or assumption over the aggregate option price of such shares; and (2) the new option or the assumption of the old option does not give the employee additional benefits which he or she did not have under the old option.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(g) Termination of Continuous Service. Subject to Section 6(h), in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time as is determined by the Board and specified in the Option Agreement (but in no event later than the expiration of the maximum term of such Option as set forth in the Option Agreement). In the case of an Incentive Stock Option, to the extent the Board intends that the Option remain an Incentive Stock Option, such period of time shall not exceed three (3) months from the date of termination. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(h) Termination of Continuous Service due to Retirement. Notwithstanding anything to the contrary set forth herein, unless otherwise provided in the Option Agreement, in the event that an Optionholder’s Continuous Service terminates without Cause or because of Oprtionholder’s Disability or death, in any such case at a time when such Optionholder is age 55 or older and has completed at least five (5) years of Continuous Service with the Company, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) for a period of five (5) years from the date of termination (but in no event later than the expiration of the maximum term of such Option as set forth in the Option Agreement).

(i) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j) Disability of Optionholder. Subject to Section 6(h), in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k) Death of Optionholder. Subject to Section 6(h), in the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to subsection 6(d) or 6(e), but only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.	PROVISIONS OF RESTRICTED STOCK AWARDS.

Each restricted stock award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock award agreements may change from time to time, and the terms and conditions of separate restricted stock award agreements need not be identical, but each restricted stock award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Consideration. A restricted stock award may be granted in consideration for past or future services rendered to the Company or an Affiliate for its benefit.

(b) Vesting. Shares of Common Stock acquired under the restricted stock award agreement may, but need not, be subject to a share reacquisition option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(c) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock award agreement.

(d) Transferability. Shares of Common Stock issued pursuant to the restricted stock award shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock award agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock award agreement remains subject to the Company’s reacquisition right under the terms of the restricted stock award agreement.

8.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, the Non-Employee Directors’ Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

(c) Cancellation and Re-Grant of Options. The Board shall not have the authority to effect, at any time, without stockholder approval, either (1) the repricing of any outstanding Options under the Plan and/or (2) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock.

9.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

(g) Transferability of Stock Awards for Value or Consideration. Notwithstanding anything to the contrary set forth herein, Participants may not transfer Stock Awards for value or consideration pursuant to the provisions of subsections 6(d), 6(e) or 7(d) of the Plan without the prior approval of the Company’s stockholders.

11.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to Option grants to any Employee pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

(c) Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (individually, a “Corporate Transaction”), then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the Corporate Transaction for those outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to the Corporate Transaction. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to the Corporate Transaction.

12.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Stock Awards. Subject to the restrictions of subsection 8(c), the Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the Effective Date.

15.	CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

Appendix B

AMYLIN PHARMACEUTICALS, INC.

2001 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

1.	PURPOSE.

(a) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(c) The Company intends that the Purchase Rights granted under the Plan be considered options issued under an Employee Stock Purchase Plan.

2.	DEFINITIONS.

(a) “BOARD” means the Board of Directors of the Company.

(b) “CODE” means the Internal Revenue Code of 1986, as amended.

(c) “COMMITTEE” means a committee appointed by the Board in accordance with Section 3(c) of the Plan.

(d) “COMMON STOCK” means the common stock of the Company.

(e) “COMPANY” means Amylin Pharmaceuticals, Inc., a Delaware corporation.

(f) “CORPORATE TRANSACTION” means any one or more of the following events:

(i) a sale, lease or other disposition of all or substantially all of the assets of the Company;

(ii) a merger or consolidation in which the Company is not the surviving corporation; or

(iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.

(g) “DIRECTOR” means a member of the Board.

(h) “ELIGIBLE EMPLOYEE” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(i) “EMPLOYEE” means any person who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. Neither service as a Director nor payment of a director’s fee shall be sufficient to make an individual an Employee of the Company or a Related Corporation.

(j) “EMPLOYEE STOCK PURCHASE PLAN” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(k) “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

(l) “FAIR MARKET VALUE” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (rounded up where necessary to the nearest whole cent) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(m) “OFFERING” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(n) “OFFERING DATE” means a date selected by the Board for an Offering to commence.

(o) “OFFICER” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(p) “PARTICIPANT” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(q) “PLAN” means this Amylin Pharmaceuticals, Inc. 2001 Employee Stock Purchase Plan, as amended.

(r) “PURCHASE DATE” means one or more dates during an Offering established by the Board on which Purchase Rights granted under the Plan shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(s) “PURCHASE PERIOD” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date, at the end of which there shall be purchased shares of Common Stock on behalf of Participants. An Offering may consist of one or more Purchase Periods.

(t) “PURCHASE RIGHT” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(u) “RELATED CORPORATION” means, with respect to the Company, any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(v) “SECURITIES ACT” means the Securities Act of 1933, as amended.

3.	ADMINISTRATION.

(a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Purchase Rights shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights granted under the Plan, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in Section 15.

(v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c) The Board may delegate administration of the Plan to a Committee of the Board composed of one (1) or more members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 14 relating to adjustments upon changes in securities, the shares of Common Stock that may be sold pursuant to Purchase Rights granted under the Plan shall not exceed in the aggregate six million one hundred fifty thousand (6,150,000) shares of Common Stock. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

(b) The shares of Common Stock subject to the Plan may be unissued shares or shares that have been bought on the open market at prevailing market prices or otherwise.

5.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised.

6.	ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 3(b), to Employees of a Related Corporation. Except as provided in Section 6(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.	PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%), of such Employee’s Earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such earlier or later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b) The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted under the Plan and pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) A Participant may elect to authorize payroll deductions pursuant to an Offering by delivering an enrollment form to the Company within the time specified in the Offering, in such form as the Company may provide or as otherwise provided for in the Offering. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Participant’s Earnings (as defined in each Offering) before or during the Offering. The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

(b) At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, without interest (unless otherwise specified in the Offering), and such Participant’s interest in that Offering shall be automatically terminated. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering, without interest (unless otherwise specified in the Offering).

(d) Purchase Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 13 and, during a Participant’s lifetime, shall be exercisable only by such Participant.

(e) The Board may specify in an Offering that potential Participants in the Offering may elect to have payroll deductions relating to the Offering made prior to the Offering’s commencement. In such event, the Board may specify in the Offering the procedures for potential Participants to follow to authorize or change such payroll deductions, the time or times when such payroll deductions may be made, such potential Participants’ withdrawal rights with respect to the Offering, and other related matters.

9.	EXERCISE.

(a) On each Purchase Date during an Offering, each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights granted under the Plan unless specifically provided for in the Offering.

(b) If any amount of accumulated payroll deductions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in each such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8(b), or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to the Participant after said final Purchase Date, without interest (unless otherwise specified in the Offering). If any amount, of accumulated payroll deductions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is equal to the amount required to purchase one (1) or more whole shares of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to the Participant at the end of the Offering without interest (unless otherwise specified in the Offering).

(c) No Purchase Rights granted under the Plan may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock) shall be distributed to the Participants, without interest (unless otherwise specified in the Offering).

10.	COVENANTS OF THE COMPANY.

(a) During the terms of the Purchase Rights granted under the Plan, the Company shall ensure that the amount of shares of Common Stock required to satisfy such Purchase Rights are available.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.	USE OF PROCEEDS FROM SHARES OF COMMON STOCK.

Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights granted under the Plan shall constitute general funds of the Company.

12.	RIGHTS AS A STOCKHOLDER.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights granted under the Plan unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights granted under the Plan are recorded in the books of the Company (or its transfer agent).

13.	DESIGNATION OF BENEFICIARY.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.

(b) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.	ADJUSTMENTS UPON CHANGES IN SECURITIES; CORPORATE TRANSACTIONS.

(a) If any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4(a), and the outstanding Purchase Rights granted under the Plan shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b) In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants’ accumulated payroll deductions (exclusive of any accumulated interest that cannot be applied toward the purchase of shares of Common Stock under the terms of the Offering) shall be used to purchase shares of Common Stock immediately prior to the Corporate Transaction under the ongoing Offering, and the Participants’ Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

15.	AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

(b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights granted under the Plan into compliance therewith.

(c) The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws or governmental regulations, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Any benefits, privileges, entitlements and obligations under any Purchase Rights granted under the Plan while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.	EFFECTIVE DATE OF PLAN.

The Plan became effective upon its approval at the 2001 Annual Meeting of Stockholders.

18.	MISCELLANEOUS PROVISIONS.

(a) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(b) The provisions of the Plan shall be governed by the laws of the State of California without resort to that state’s conflicts of laws rules.

ADMISSION TICKET 2012 ANNUAL MEETING OF STOCKHOLDERS

When:	Where:
Tuesday, May 15, 2012	Amylin Corporate Offices
9:00 a.m. Pacific Time	9360 Towne Centre Drive San Diego, CA 92121

This ticket will be required to admit you to the meeting. Please print your name and address and present this ticket at the door.	Name
Address
City, State and Zip Code

COMPLIMENTARY PARKING PASS

For complimentary parking, please place this pass on the dashboard of your car when entering the parking lot.

Tuesday, May 15, 2012

9:00 a.m. Pacific Time

Amylin Headquarters

9360 Towne Centre Drive

San Diego, CA 92121

Refreshments will be served.

For more detailed directions,

please call (858) 552-2200 and

ask for Stockholder Meeting Services

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxvote.com.

AMYLIN PHARMACEUTICALS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

MAY 15, 2012

The undersigned hereby appoints Daniel M. Bradbury and Mark G. Foletta, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Amylin Pharmaceuticals, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters, located at 9360 Towne Centre Drive, San Diego, California, 92121 on Tuesday, May 15, 2012 at 9:00 a.m., Pacific Time, and at any and all continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters on the reverse side and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Continued and to be signed on reverse side

AMYLIN PHARMACEUTICALS, INC.

9360 TOWNE CENTRE DR

SAN DIEGO, CA 92121

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☒            KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

Amylin Pharmaceuticals, Inc.

The Board of Directors recommends that you vote FOR the following:

1.	Election of Directors	For All	Withhold All	For All Except	To withhold authority to vote for any nominee(s), mark “For All Except” and
		☐	☐	☐	write the number(s) of the nominee(s) on the line below.
Nominees

01) Adrian Adams, 02) Teresa Beck, 03) M. Kathleen Behrens, 04) Daniel M. Bradbury, 05) Paul N. Clark, 06) Paulo F. Costa, 07) Alexander Denner, 08) Karin Eastham, 09) James R. Gavin III, 10) Jay S. Skyler, 11) Joseph P. Sullivan

The Board of Directors recommends you vote FOR the following proposal(s):					For	Against	Abstain

2.	To approve an increase of 12,000,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2009 Equity Incentive Plan.				☐	☐	☐

3.	To approve an increase of 2,000,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2001 Employee Stock Purchase Plan.				☐	☐	☐

4.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012.				☐	☐	☐

5.	Advisory vote on compensation of the Company’s Named Executive Officers.				☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date